As filed with the Securities and Exchange Commission on December 26, 2001

                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------

                           UNIGENE LABORATORIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                    2833                   22-2328609
(State or Other               (Primary Standard          (I.R.S. Employer
Jurisdiction of Incorporation  Industrial Classification  Identification Number)
or Organization)               Code Number)

                                  -----------

                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (973) 882-0860
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                                   -----------

               WARREN P. LEVY
                 President                            With copies to:
        Unigene Laboratories, Inc.                D. Michael Lefever, Esq.
          110 Little Falls Road                      Covington & Burling
        Fairfield, New Jersey 07004              1201 Pennsylvania Avenue, NW
              (973) 882-0860                      Washington, D.C. 20004-2401
    (Name, Address, including Zip Code,                 (202) 662-5276
    and Telephone Number, including Area
         Code, of Agent For Service)
                                   -----------

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

               If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
Title of Securities        Amount to be     Proposed Maximum     Proposed Maximum          Amount of
 To be Registered          Registered (1)    Offering Price         Aggregate            Registration
                                               Per Share          Offering Price              Fee
-------------------------------------------------------------------------------------------------------
Common Stock, par value       10,000,000         $.49 (2)          $4,900,000 (2)          $1,225 (2)
 $.01 per share
=======================================================================================================


(1) This Registration Statement registers the offer and sale of 10,000,000 shares of common stock, par value $.01 per share of the registrant (the "Common Stock"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares registered hereby includes such additional number of shares of Common Stock as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the bid and asked prices of the Common Stock on the OTC Bulletin Board on December 20, 2001

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included herein constitutes a combined prospectus that also relates to the registrant's registration statement on Form S-1 (File No. 333-60642).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant has filed a further amendment that specifically states that the registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933.







                       SUBJECT TO COMPLETION, DATED 2002.

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                                   PROSPECTUS

                           Unigene Laboratories, Inc.

                        11,785,396 Shares of Common Stock




This prospectus relates to the sale of up to 11,785,396 shares of our common stock by Fusion Capital Fund II, LLC. Fusion is sometimes referred to in this prospectus as the selling stockholder. The prices at which Fusion may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by Fusion.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "UGNE." On December 20 , 2001, the last reported sale price for our common stock as reported on the Over-The-Counter Bulletin Board was $.48 per share.

                              --------------------

               Investing in the common stock involves certain risks. See "Risk Factors" beginning on page 4 for a discussion of these risks.
                              --------------------

               The selling stockholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended.
                              --------------------

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------



                    The date of this Prospectus is ________.

                                TABLE OF CONTENTS

                                                               Page

PROSPECTUS SUMMARY.........................................      3
RISK FACTORS...............................................      4
FORWARD-LOOKING STATEMENTS.................................      9
USE OF PROCEEDS............................................      9
PRICE RANGE OF COMMON STOCK................................     10
DIVIDEND POLICY............................................     10
SELECTED FINANCIAL DATA....................................     10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS..............     14
BUSINESS...................................................     22
MANAGEMENT.................................................     28
PRINCIPAL STOCKHOLDERS.....................................     32
THE FUSION TRANSACTION.....................................     33
SELLING STOCKHOLDER........................................     36
PLAN OF DISTRIBUTION.......................................     37
LEGAL MATTERS..............................................     38
EXPERTS....................................................     38
ADDITIONAL INFORMATION.....................................     38
INDEX TO FINANCIAL STATEMENTS..............................     F-1

                               Prospectus Summary

        The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in Unigene common stock under the heading "Risk Factors," before investing in Unigene common stock. "Unigene," "Forcaltonin," and "Fortical" are registered trademarks of Unigene Laboratories, Inc.

Business

        Unigene is a biopharmaceutical company engaged in the research, production and delivery of small proteins, referred to as peptides, that have demonstrated or may have potential medical use. We have a patented manufacturing technology for producing many peptides cost-effectively. We also have patented technology that has been shown to deliver orally medically useful amounts of various peptides into the bloodstream. Our primary focus has been on the development of Calcitonin and other peptide products for the treatment of osteoporosis and other indications.

o Injectable Calcitonin. Our injectable Calcitonin product, which has the trade name FORCALTONIN TM, has been approved for the treatment of Paget's disease, a genetic bone disorder, and hypercalcemia, a disorder associated with high calcium blood levels, in the 15 member states of the European Union. This product was approved in 2001 in Switzerland for the treatment of osteoporosis and other indications. Sales to date of this product have been minimal.

o Nasal Calcitonin. In 2000 and 2001, we successfully completed human studies demonstrating similar blood levels between our formulation and that of an existing nasal Calcitonin product and also showed significant bone marker activity. We expect to file a New Drug Application with the U.S. Food and Drug Administration (FDA) in early 2002. We are seeking to license our nasal Calcitonin product in the U.S. and other countries for the treatment of osteoporosis.

o Oral Calcitonin. In 1997, we entered into an agreement under which we granted to the Parke-Davis division of Warner-Lambert Company (which merged with Pfizer in June 2000), a worldwide license to make, use and sell our oral Calcitonin technology. In December 1999, Warner Lambert filed an Investigational New Drug application with the FDA for the conduct of human trials in the United States of our oral Calcitonin product as a treatment for osteoporosis. Pfizer began a Phase I/II human study in April 2000 and patient dosing for this study was completed in December 2000. Pfizer analyzed the results of the study and informed us in March 2001 that the study did not achieve Pfizer's desired results. Pfizer terminated the license agreement citing this conclusion. We believe that this study, in which an FDA approved product also did not work and which produced results contrary to many published studies, was not capable of determining the performance of our oral Calcitonin product. We believe that if patients in the study had also received calcium supplements, in addition to the Calcitonin, the results would have been more favorable. Therefore, we intend to continue the development of our oral Calcitonin product as a treatment of osteoporosis, and have begun discussions with potential licensees in the U.S. and other countries. In addition, due to the termination of the Pfizer agreement, we no longer have restrictions on selling bulk Calcitonin.

        Our business strategy is to develop proprietary products and processes with applications in human health care to generate revenues from license fees, royalties on third-party sales and direct sales of bulk or finished products. Generally, we fund our internal research activities and intend to rely on licensees, which are likely to be established pharmaceutical companies, to provide development funding. We also generally expect to rely on these licensees to take responsibility for obtaining appropriate regulatory approvals, human testing, and marketing of products derived from our research activities. However, we may, in some cases, retain the responsibility for human testing and for obtaining the required regulatory approvals for a particular product.

Corporate Information

        Unigene is incorporated under the laws of the State of Delaware. Our executive offices are located at 110 Little Falls, Fairfield, New Jersey 07004, and our telephone number at this location is (973) 882-0860. The address of our web site is www.unigene.com. Information on our web site is not part of this prospectus.

Unigene Common Stock

        Unigene common stock trades on the OTC Bulletin Board under the symbol "UGNE."

The Offering

      On May 9, 2001, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC under which Fusion has committed to purchase on each trading day during the term of the agreement $43,750 of our common stock up to an aggregate of $21,000,000. Fusion, the selling stockholder, is offering for sale up to 11,785,396 shares of Unigene common stock that Fusion has agreed to purchase from Unigene. As of November 30, 2001, there were 50,316,544 shares of Unigene common stock outstanding, including the 2,000,000 shares that Unigene has issued to Fusion as compensation for its purchase commitment, but not including the 1,000,000 shares that are issuable upon the exercise of the warrant. The number of shares offered by this prospectus represent 20% of the total number of shares of common stock outstanding as of November 30, 2001.

      The number of shares ultimately offered for sale by Fusion is dependent upon the number of shares purchased by Fusion. This number may be affected by other factors more fully described under the heading "The Financing Transaction."

                                  Risk Factors

        An investment in Unigene common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in shares of Unigene common stock. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, the trading price of Unigene common stock could decline, and you could lose all or part of your investment.

        Prospective investors should consider carefully these factors concerning our business before purchasing the securities offered by this prospectus. We make various statements in this section which constitute "forward-looking statements" under Section 27A of the Securities Act of 1933. See
"Forward-Looking Statements."

We have significant historical losses and expect to continue to incur losses in the future.

      We have incurred annual operating losses since our inception. As a result, at September 30, 2001, we had an accumulated deficit of approximately $85,000,000. Our gross revenues for the nine months ended September 30, 2001 and the years ended December 31, 2000, 1999 and 1998 were $629,000, $3,287,000,
$9,589,000 and $5,050,000, respectively. However, our revenues have not been sufficient to sustain our operations. These revenues consisted principally of milestone payments and other fees received in connection with our terminated license agreement with Pfizer. As of September 30, 2001, we have no significant revenue generating license agreements. As a result, during the same periods, we have incurred losses from operations of $8,146,000, $11,385,000 $1,997,000 and $6,060,000, respectively. Our net losses for the nine months ended September 30, 2001 and the years ended December 31, 2000, 1999 and 1998 were $9,666,000, $12,469,000 $1,577,000 and $6,881,000, respectively. Our injectable Calcitonin product has been approved for commercial sale in a number of European countries, but we do not anticipate that these sales will produce significant revenues. We believe that the profitability of Unigene will require the successful commercialization of our nasal or oral calcitonin products or another oral peptide product in the United States and abroad. Unigene might never be profitable.

We will require additional financing to sustain our operations.

        At September 30, 2001, we had a working capital deficiency of approximately $20,800,000. The independent auditors' report for the year ended December 31, 2000, includes an explanatory paragraph stating that our recurring losses from operations and working capital deficiency discussed above raise substantial doubt about our ability to continue as a going concern. We had an operating cash flow deficit of $4,864,000 in 1998, an operating cash flow deficit of $1,400,000 in 1999 and for the year ended December 31, 2000, an operating cash flow deficit of $3,382,000. For the nine months ended September 30, 2001, we had an operating cash flow deficit of $5,563,000. We do not have sufficient financial resources to fund our operations at the current level. Therefore, we need additional funds to continue our operations. Our agreement with Fusion has provided us with some cash to fund our operations, but it alone has not been sufficient to satisfy all of our working capital needs. From May 18, 2001 through November 30, 2001 we have raised a total of $1,380,800 through the sale of 3,879,604 shares of our common stock to Fusion, before cash expenses of approximately $257,000. The extent to which we intend to rely on Fusion as a source of financing will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the entry into licensing agreements or the sale of calcitonin, both of which we are actively exploring. If we are unable to enter into a significant revenue generating license or financing arrangement in the near term, we will need to significantly curtail our operations. We also could consider a sale or merger of the company. Should the funding we require to sustain our working capital needs be unavailable or prohibitively expensive, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

        Even if we are able to access $21,000,000 under the common stock purchase agreement with Fusion, we may still need additional capital to fully implement our business, operating and development plans. In addition, our issuance of shares of common stock to Fusion under the common stock purchase agreement will result in dilution to existing stockholders. We only have the right to receive $43,750 per trading day under the common stock purchase agreement unless our stock price equals or exceeds $4.00 per share, in which event the daily purchase amount may be increased. However, our sales of common stock to Fusion have been below that level due to the share price and trading volume of our common stock. In addition, the agreement may be terminated by Fusion at any time due to events of default under the agreement. See "The
Fusion Transaction-Events of Default." We believe that satisfying our long-term capital requirements will require the successful commercialization of one of our peptide products. At this time, we cannot predict with certainty that any of our products will be commercially successful.

We may not be successful in our efforts to develop a Calcitonin or other peptide product that will produce revenues that are sufficient to sustain our operations.

        We have obtained regulatory approval in the European Union and in Switzerland for the sale of our injectable Calcitonin product, but there is a limited market for the indications for which it has been approved. None of our products have been approved for sale in the U.S. The U.S. Food and Drug Administration must approve the commercial manufacture and sale of pharmaceutical products in the U.S. Similar regulatory approvals are required for the sale of pharmaceutical products outside of the United States. We must conduct further human testing on our products before they can be approved for commercial sale. We must show in these human trials that our products are safe and effective. All clinical trials for our nasal calcitonin product have been completed. If any of our products are approved for commercial sale, we will need to manufacture the product in commercial quantities at a reasonable cost in order for it to be a successful product that will generate profits. Because of our limited clinical, manufacturing and regulatory experience and the lack of a marketing organization, we are likely to rely on licensees or other parties to perform one or more tasks for the commercialization of pharmaceutical products.

        We believe that expanded consumer acceptance of Calcitonin pharmaceutical products depends on the development of more desirable formulations. We have successfully completed human trials to evaluate a nasal Calcitonin product. An NDA for our nasal calcitonin product is expected to be filed in early 2002. Pfizer completed a human trial for our oral Calcitonin product, but after analyzing the results it terminated our license agreement citing scientific and technical reasons. We disagree with Pfizer's conclusions and are seeking other licensees to continue the development of our oral Calcitonin product. We may not be successful in licensing our Calcitonin products or any of our other peptide products. In addition, we may not be able to demonstrate the safety or effectiveness of our products in human trials and, accordingly, they may not receive the U.S. Food and Drug Administration and foreign governmental approvals that are necessary to market these products. Other companies may develop other products to compete with or surpass any nasal or oral product that we develop.

We have made a substantial investment in our production facility which we will need to upgrade or expand in order to manufacture our products in commercial quantities.

        We have constructed and are operating a facility intended to produce Calcitonin and other peptides. This facility has been approved by European regulatory authorities for the manufacture of Calcitonin for human use, but has not yet been inspected or approved by the U.S. Food and Drug Administration. The risks associated with this facility include the failure to achieve targeted production and profitability goals, the development by others of superior processes and products, and the absence of a market for products produced by the facility. In addition, the successful commercialization of an oral Calcitonin product may require us to make additional expenditures to expand or upgrade our manufacturing operations. Currently, we cannot determine the cost or timing of these capital expenditures.

We are dependent on partners for the commercial development of our products.

        We do not currently have, nor do we expect to have in the near future, sufficient financial resources and personnel to develop and market our products on our own. Accordingly, we expect to continue to depend on large pharmaceutical companies for revenues from sales of products, research sponsorship and distribution of our products. With the recent termination of our Pfizer collaboration, we currently have no licenses for any of our products in the U.S.

        In June 2000, we entered into a joint venture with a pharmaceutical company in the People's Republic of China for the manufacture and distribution of injectable and nasal Calcitonin products in China and possibly other Asian markets, for the treatment of osteoporosis. This joint venture has not yet commenced operations and it is uncertain whether it will generate meaningful revenues or profits for Unigene. We also have entered into distribution agreements for our injectable formulation of Calcitonin in the United Kingdom, Ireland and Israel. To date, we have not received material revenues from these distribution agreements.

     We intend to pursue additional opportunities to license, or enter into distribution arrangements for, our oral, nasal and injectable Calcitonin products as well as other possible peptide products. Due to the termination of the Pfizer agreement, we no longer have restrictions on selling bulk Calcitonin. However, we may not be successful in any of these efforts.

Because we are a biopharmaceutical company, our operations are subject to extensive government regulations.

        Our laboratory research, development and production activities, as well as those of our collaborators and licensees, are subject to significant regulation by federal, state, local and foreign governmental authorities. In addition to obtaining U.S. Food and Drug Administration approval and other regulatory approvals of our products, we must obtain approvals for our manufacturing facility to produce Calcitonin and other peptides for human use. The regulatory approval process for a pharmaceutical product requires substantial resources and may take many years. Our inability to obtain approvals or delays in obtaining approvals would adversely affect our ability to continue our development program, to manufacture and sell our products, and to receive revenue from milestone payments, product sales or royalties.

        The FDA or other regulatory agencies may audit our production facility at any time to ensure compliance with current Good Manufacturing Practice guidelines, referred to as cGMP. These guidelines require that we conduct our production operation in strict compliance with our established rules for manufacturing and quality controls. Any of these agencies can suspend production operations and product sales if they find significant or repeated changes from these guidelines. A suspension by any of these agencies could have a material adverse effect on our operations.

Our competitors include large pharmaceutical companies with superior resources.

        Unigene is engaged in a rapidly changing and highly competitive field. To date, Unigene has concentrated its efforts primarily on one product -- Calcitonin -- for treating osteoporosis and other indications. During 2001, we began developing other peptide products, including parathyroid hormone for osteoporosis. Like the market for any pharmaceutical product, the market for treating osteoporosis and these other indications has the potential for rapid, unpredictable and significant technological change. Competition is intense from specialized biotechnology companies, major pharmaceutical and chemical companies and universities and research institutions. Most of our competitors have substantially greater financial resources, research and development staffs and facilities, and regulatory experience than we do. Major competitors in the field of osteoporosis treatment include Novartis, American Home Products, Merck, Eli Lilly, and Procter and Gamble. Our main competitor in the field of oral delivery of peptides is Emisphere Technologies. Any one of these entities could, at any time, develop products or a manufacturing process that could render our technology or products noncompetitive or obsolete.

Our success depends upon our ability to protect our intellectual property rights.

        We filed applications for U.S. patents relating to proprietary peptide manufacturing technology and oral formulations that we have invented in the course of our research. To date, six U.S. patents have issued and other applications are pending. We have also made patent application filings in selected foreign countries and numerous foreign patents have issued. We face the risk that any of our pending applications will not issue as patents. Our business also is subject to the risk that our issued patents will not provide us with significant competitive advantages if, for example, a competitor were to independently develop or obtain similar or superior technologies. Although we believe our patents and patent applications are valid, the invalidation of our key patents or the failure of our pending applications to issue as patents could have a material adverse effect upon our business.

        We also rely on trade secrets to protect our inventions. Our policy is to include confidentiality obligations in all research contracts, joint development agreements and consulting relationships that provide access to our trade secrets and other know-how. However, other parties with confidentiality obligations could breach their agreements causing us harm. If a secrecy obligation were to be breached, we may not have the financial resources necessary for a legal challenge. If licensees, consultants or other third parties use technological information independently developed by them or by others in the development of our products, disputes may arise from the use of this information and as to the ownership rights to products developed using this information. These disputes may not be resolved in our favor.

 Our technology or products could give rise to product liability claims.

        Our business exposes us to the risk of product liability claims that are a part of human testing, manufacturing and sale of pharmaceutical products. We may not have sufficient resources to defend against or satisfy these claims. Although we maintain product liability insurance coverage, product liability or other judgments against us, as well as the cost of defending such claims in excess of insurance limits, could have a material adverse effect upon our business and financial condition.

The loss of our key executives could have a negative effect on our business.

        Dr. Warren Levy and Dr. Ronald Levy have been the principal executive officers since our inception. We rely on them for their leadership and business direction. Each of them has entered into an agreement with us providing that he shall not engage in any other employment or business for the period of his employment with us. The loss of the services of either of these individuals could have a material adverse effect on our business.

The outcome of our arbitration proceeding with The Tail Wind Fund is uncertain.

        In July 2000, the Tail Wind Fund, Ltd., the holder of $2,000,000 in principal amount of our 5% convertible debentures filed with the American Arbitration Association a demand for arbitration of its claim that it was owed, as of June 30, 2000, approximately $3,400,000, consisting of principal, interest and penalties, resulting from our default under various provisions of the debentures and related agreements. See "Business -- Litigation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Resources and Liquidity." We have denied the amount of Tail Wind's claim and have made certain counterclaims. In June 2001, the arbitration was postponed to allow Tail Wind and Unigene to engage in settlement discussions. The outcome of these negotiations is uncertain. An extremely unfavorable settlement or arbitration ruling could have a material adverse effect on Unigene.

The market price of our common stock may be highly unstable.

        The market price of our common stock has been and we expect it to continue to be highly unstable. Factors, including our announcement of technological improvements or announcements by other companies, regulatory matters, research and development activities, new or existing products or procedures, signing or termination of licensing agreements, concerns about our financial condition, operating results, litigation, resolution of the arbitration with Tail Wind involving our outstanding debentures, government regulation, developments or disputes relating to agreements, patents or proprietary rights, and public concern over the safety of activities or products may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future sales of shares of Unigene common stock by Unigene and its stockholders, including sales by Fusion under this prospectus and by the exercise and subsequent sale of Unigene common stock by the holders of outstanding and future warrants and options could have an adverse effect on the price of our stock.

We do not anticipate paying cash dividends on our common stock.

        We have never paid any cash dividends on our common stock and we do not anticipate paying cash dividends in the foreseeable future. Rather, we intend to retain any cash flow we generate for investment in our business. Accordingly, Unigene common stock may not be suitable for investors who are seeking current income from dividends.

Our common stock is classified as a "penny stock" under SEC rules which may make it more difficult for our stockholders to resell our common stock.

        Our common stock is traded on the OTC Bulletin Board. As a result, the holders of our common stock may find it more difficult to obtain accurate quotations concerning the market value of the stock. Stockholders also may experience greater difficulties in attempting to sell the stock than if it was listed on a stock exchange or quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market. Because Unigene common stock is not traded on a stock exchange or on the Nasdaq National Market or the Nasdaq Small-Cap Market, and the market price of the common stock is less than $5.00 per share, the common stock is classified as a "penny stock." SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to our common stock could adversely affect the market liquidity of the shares, which in turn may affect the ability of holders of our common stock to resell the stock.

The sale of our common stock to Fusion could cause substantial dilution and the sale of the shares acquired by Fusion could cause the price of our common stock to decline.

        The price at which Fusion is obligated to purchase shares of our common stock under the common stock purchase agreement will fluctuate based on the market price of our common stock. See "The Fusion Transaction--Purchase of shares under the common stock purchase agreement" for a detailed description of the purchase price.

        All of the shares offered for sale by Fusion under this prospectus are freely tradeable. However, Fusion has agreed that it will not sell or otherwise transfer the 2,000,000 commitment shares or the 1,000,000 shares of common stock issuable upon the exercise of the warrant that we issued to Fusion as part of its commitment fee until the earlier of the termination of the common stock purchase agreement, the occurrence of an event of default by us under this agreement or May 2003. Fusion may sell none, some or all of the shares of common stock purchased from Unigene at any time. We have been advised by Fusion that the shares registered in this offering will be sold over a period of up to 24 months from May 2001. Depending upon market liquidity at the time, the resale by Fusion of shares registered in this offering at any given time could cause the trading price of our common stock to decline. The sale by Fusion of a substantial number of shares purchased from us, or the anticipation of such sales, could make it more difficult for us to sell equity or equity related securities in the future at a time and at a price that we might otherwise wish to effect sales.

     If Fusion purchased the remaining balance of $19,475,800 purchasable under the common stock purchase agreement on the date of this prospectus, at a price equal to $.55, the closing sale price of our common stock on December 7, 2001, Fusion would be able to purchase an additional 35,410,545 shares of our common stock. These shares, along with the 2,000,000 shares and the 1,000,000 shares of common stock issuable upon the exercise of the warrant which was issued to Fusion as a commitment fee, would represent 44% of our outstanding common stock as of the date of this prospectus. The issuance of these shares would result in significant dilution to the ownership interests of other holders of our common stock. The amount of dilution would be higher if the market price of our common stock is lower than the current market price at the time Fusion purchases shares under the common stock purchase agreement, as a lower market price would cause more shares of our common stock to be issuable to Fusion. See "The Fusion Transaction-Purchase of shares under the common stock purchase agreement" for a table that shows the number of shares issuable and potential dilution based on varying market prices. Although we have the right to suspend Fusion purchases at any time, the financial condition of Unigene at the time may require Unigene to waive its right to suspend purchases even if there is a decline in the market price. If the closing sale price of our common stock is at least $4.00 for five
(5) consecutive trading days, we
have the right to increase the daily purchase amount above $43,750, provided the closing sale price of our common stock remains at least $4.00.

The existence of the agreement with Fusion to purchase shares of Unigene common stock could cause downward pressure on the market price of the Unigene common stock.

        Both the actual dilution and the potential for dilution resulting from sales of Unigene common stock to Fusion could cause holders to elect to sell their shares of Unigene common stock, which could cause the trading price of the Unigene common stock to decrease. In addition, prospective investors anticipating the downward pressure on the price of the Unigene common stock due to the shares available for sale by Fusion could refrain from purchases or cause sales or short sales in anticipation of a decline of the market price.

                           Forward-Looking Statements

        Various statements that we make in this prospectus under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or activities of our business, or industry results, to be materially different from any future results, performance or activities expressed or implied by the forward-looking statements. These factors include: general economic and business conditions, our financial condition, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the uncertainty of results of animal and human testing, the risk of product liability and liability for human trials, our dependence on patents and other proprietary rights, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, the failure to obtain regulatory approvals for our products and other factors discussed in this prospectus.

                                 Use of Proceeds

        Unigene will not receive any of the proceeds from the sale of the shares of Unigene common stock offered for sale by Fusion under this prospectus. However, we may receive up to $21,000,000 from the sale of our common stock to Fusion under the agreement with Fusion, subject to the conditions of the agreement.

                           Price Range of Common Stock

        The Unigene common stock has been quoted on the OTC Bulletin Board under the symbol UGNE since October 1999, when it was delisted from the Nasdaq National Market. The following table presents, for the periods indicated, the high and low sales prices per share of the Unigene common stock as reported on the Nasdaq National Market from January 1, 1999 to October 4, 1999, and on the OTC Bulletin Board from October 5, 1999 through the date of this prospectus.

Fiscal Year Ended December 31, 1999             High               Low
                                                ----               ---

First Quarter                                   $1.47              $0.94
Second Quarter                                  $1.13              $0.63
Third Quarter                                   $1.06              $0.63
Fourth Quarter                                  $0.84              $0.23

Fiscal Year Ended December 31, 2000             High               Low
                                                ----               ---

First Quarter                                   $5.38              $0.54
Second Quarter                                  $3.66              $1.44
Third Quarter                                   $3.03              $2.00
Fourth Quarter                                  $3.00              $0.97

Fiscal Year Ended December 31, 2001             High               Low
                                                ----               ---

First Quarter                                   $1.875             $0.375
Second Quarter                                  $0.65              $0.33
Third Quarter                                   $0.44              $0.19
Fourth Quarter (through December 7)             $0.66              $0.33


On December 7, 2001, the last reported sale price of the Unigene common stock on the OTC Bulletin Board was $.55. As of December 7, 2001, there were 489 holders of record of the Unigene common stock.

                                 Dividend Policy

        We have never paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Instead, we currently plan to retain all earnings, if any, for use in the operation of our business and to fund future growth.

                             Selected Financial Data

        The selected financial data as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999 and 1998, that is set forth below have been derived from Unigene's financial statements included in this prospectus, which have been audited by KPMG LLP, independent accountants. The audit report of KPMG LLP covering the December 31, 2000 financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and working capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty. The selected financial data below as of December 31, 1998, 1997 and 1996, and for the years ended December 31, 1997 and 1996 have been derived from our audited financial statements that are not included in this prospectus. The selected financial data below as of and for the nine months ended September 30, 2001 and 2000, have been derived from our unaudited financial statements, included in this prospectus which, in our opinion, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our financial position and results of operations. Historical results are not necessarily indicative of results to be expected for any future period. You should read the data below together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included in this prospectus.

 STATEMENT OF OPERATIONS DATA
 (In thousands, except per share data)

                                                Nine Months
                                                   Ended
                                                September 30                      Year Ended December 31,
                                            --------------------    --------------------------------------------------------
                                              2001        2000        2000        1999        1998         1997       1996
                                            --------    --------    --------    --------    --------    --------    --------
                                                                               (unaudited)
Revenue:
   Licensing & other revenue                $    629    $  2,961    $  3,287    $  9,589    $  5,050    $  3,003    $    308

 Costs and expenses:
   Research & development expenses             6,857       7,836      11,484       9,375       9,042       9,416       8,298
   General and administrative                  1,919       2,418       3,187       2,212       2,068       2,016       2,115
   Loss before extraordinary item
   and cumulative effect of
   accounting change                          (9,666)     (8,111)    (11,469)     (1,577)     (6,737)    (10,128)    (10,597)
   Extraordinary item                             --          --          --          --        (144)         --          --
   Cumulative effect of accounting change         --      (1,000)     (1,000)         --          --          --          --

 Net loss                                     (9,666)     (9,111)    (12,469)     (1,577)     (6,881)    (10,128)    (10,597)

 Basic and diluted loss per share:
 Loss before
   extraordinary item and cumulative
   effect of accounting change                  (.21)       (.19)       (.26)       (.04)       (.17)       (.27)       (.38)
 Extraordinary item                               --          --          --          --        (.01)         --          --
 Cumulative effect of accounting change           --        (.02)       (.02)         --          --          --          --
 Net loss                                       (.21)       (.21)       (.28)       (.04)       (.18)       (.27)       (.38)
 Weighted average number of shares
 outstanding                                  46,542      43,869      44,008      40,719      38,701      37,397      27,943


BALANCE SHEET DATA
(In thousands)

                                                Nine Months
                                                   Ended
                                                September 30                      Year Ended December 31,
                                            --------------------    --------------------------------------------------------
                                              2001        2000        2000        1999        1998         1997       1996
                                            --------    --------    --------    --------    --------    --------    --------
                                                                               (unaudited)


 Cash and cash equivalents                  $     76    $     49    $     17    $    683    $    403    $  2,126   $  4,491
 Working capital (deficiency)                (20,816)     (9,670)    (13,267)     (2,759)     (1,805)        310      2,954
 Total assets                                  7,599      11,452       9,047      13,778      11,564      13,692     17,169
 Long-term debt                                  523         823         546       1,003       3,931       1,608      2,788
 Total liabilities                            21,793      13,339      14,540       9,049       7,344       4,258      5,309
 Total stockholders' equity
 (deficit)                                   (14,195)     (1,887)     (5,493)      4,729       4,220       9,433     11,860

SELECTED QUARTERLY FINANCIAL DATA (Unaudited)


                                                                                                                 2001
                                                                                                                 ----
2000                       1st Quarter    2nd Quarter    3rd Quarter    4th Quarter    1st Quarter    2nd Quarter    3rd Quarter
----                       -----------    -----------    -----------    -----------    -----------    -----------    -----------
Revenue                    $ 1,201,250    $   200,776    $ 1,559,164    $   325,771    $   273,775    $    88,042    $   267,654

Operating loss             ($1,396,831)   ($3,748,686)   ($2,146,838)   ($4,092,528)   $(2,636,210)   $(2,806,962)   $(2,702,972)

Loss before cumulative
    effect of accounting
    change                 ($1,639,288)   ($4,016,917)   ($2,454,532)   ($3,358,668)   $(3,125,111)   $(3,308,729)   $(3,231,666)

  Net loss                 ($2,639,288)   ($4,016,917)   ($2,454,532)   ($3,358,668)   $(3,125,111)   $(3,308,729)   ($3,231,666)

  Loss per share, before
    cumulative effect
    of accounting change   ($     0.04)   ($     0.09)   ($     0.06)   ($     0.07)   ($     0.07)   ($     0.07)   ($     0.07)

  Net loss per share,
    basic and diluted      ($     0.06)   ($     0.09)   ($     0.06)   ($     0.07)   ($     0.07)   ($     0.07)   ($     0.07)



1999                     1st Quarter    2nd Quarter   3rd Quarter   4th Quarter
----                     -----------    -----------   -----------   -----------

Revenue                   $2,500,172    $    26,670   $7,000,733    $    61,838

Operating income (loss)   $ (349,707)   $(2,825,543)  $3,787,338    $(2,608,981)

Net income (loss)         $ (563,755)   $(2,977,610)  $3,692,594    $(1,728,569)

Net income (loss)
per share, basic
and diluted               $     (.01)   $      (.07)  $      .09    $      (.05)


The quarterly financial data for the first three quarters of 2000 reported above differ from the data for those periods previously reported by us on Form 10-Q as described below:

                             First Quarter                Second Quarter                Third Quarter
                             -------------                --------------                -------------
                        Previously       As          Previously         As        Previously         As
                        Reported      Adjusted        Reported       Adjusted      Reported       Adjusted
                        --------      --------        --------       --------      --------       --------
Revenue               $ 1,001,250    $ 1,201,250    $       776    $   200,776    $ 1,359,164    $ 1,559,164

Operating loss        $(1,596,831)   $(1,396,831)   $(3,948,686)   $(3,748,686)   $(2,346,838)   $(2,146,838)

Net loss              $(1,839,288)   $(2,639,288)   $(4,216,917)   $(4,016,917)   $(2,654,532)   $(2,454,532)

Net loss per share,
basic and
diluted               $      (.04)   $      (.06)   $      (.10)   $      (.09)   $      (.06)   $      (.06)


In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). Prior to the implementation of SAB 101, non-refundable license fees received upon execution of license agreements were recognized as revenue immediately. SAB 101 summarizes certain of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements and specifically addresses revenue recognition in the biotechnology industry for non-refundable technology access fees and other non-refundable fees. We were required to adopt SAB 101, as amended, in the fourth quarter of 2000 with an effective date of January 1, 2000, and the recognition of a cumulative effect adjustment calculated as of January 1, 2000.

We adopted SAB 101 in 2000, changing our revenue recognition policy for up-front licensing fees that require services to be performed in the future from immediate revenue recognition to deferral of revenue with the up-front fee recognized over the life of the agreement. In 1997, we recognized $3,000,000 in revenue from an up-front licensing fee from Pfizer. With the adoption of SAB 101, we are now recognizing this revenue over a 45 month period, equivalent to the term of our oral Calcitonin agreement with Pfizer which was terminated in March 2001. We therefore recognized a non-cash cumulative effect adjustment of $1,000,000 as of January 1, 2000 representing a revenue deferral over the remaining 15 months of the agreement. We restated the accompanying 2000 financial statements for the cumulative effect adjustment and recognized $200,000 of revenue in each of the quarters through March 31, 2001 as a result of this deferral.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

        You should read the following discussion together with our financial statements and the notes appearing elsewhere in this prospectus. The following discussion contains forward-looking statements. Our actual results may differ materially from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include those discussed in "Risk Factors" and elsewhere in this prospectus.

Nine months ended September 30, 2001 and 2000

Revenue for the third quarter of 2001 decreased 83% to $268,000 from $1,559,000 in the third quarter of 2000. Revenue for the third quarter of 2001 consisted primarily of calcitonin sales. Revenue for the third quarter of 2000 consisted primarily of a $1,000,000 milestone from Pfizer, analytical testing services provided to Pfizer, as well as the amortization of deferred revenue in the amount of $200,000. Revenue for the first nine months of 2001 decreased 79% to $629,000 from $2,961,000 in the first nine months of 2000. Revenue for the first nine months of 2001 consisted primarily of $339,000 in calcitonin sales, $200,000 from the amortization of deferred revenue from Pfizer and analytical testing services provided to Pfizer. Revenue for the first nine months of 2000 consisted primarily of revenue from Pfizer, including $600,000 from the amortization of deferred revenue and $2,000,000 resulting from the achievement of milestones in the development of an oral Calcitonin product as well as from analytical testing services provided to Pfizer. In March 2001, Pfizer terminated its license agreement with Unigene.

Research and development, Unigene's largest expense, decreased 21% to $2,289,000 from $2,905,000 for the three months ended September 30, 2001, as compared to the same period in 2000. The decrease was primarily attributable to decreased development expenses related to Unigene's nasal calcitonin product, as well as decreased production expenditures. Research and development costs decreased 12% to $6,857,000 from $7,836,000 for the nine months ended September 30, 2001, as compared to the same period in 2000. The decrease was primarily attributable to reduced expenditures for the development of Unigene's nasal calcitonin product, consulting fees and European regulatory filing fees.

General and administrative expenses decreased 15% to $682,000 from $801,000 for the three months ended September 30, 2001, and decreased 21% to $1,919,000 from $2,418,000 for the nine months ended September 30, 2001, as compared to the same periods in 2000. The decreases for the three month and nine month periods ended September 30, 2001 were primarily attributable to the recognition of a non-cash expense in 2000 of $220,000 due to the issuance of a warrant to a consultant, partially offset by increased legal fees in 2001. The decrease for the nine month period ended September 30, 2001 was also affected by the recognition of a $350,000 expense in June 2000 to terminate Unigene's former joint venture in China.

Interest income decreased $3,000 or 71% for the three months ended September 30, 2001, and decreased $34,000 or 83% for the nine months ended September 30, 2001, as compared to the same periods in 2000, due to reduced funds available for investment in 2001.

Interest expense increased $218,000 or 70% for the three months ended September 30, 2001 to $530,000 from $312,000 and increased $666,000 or 78% for the nine months ended September 30, 2001 to $1,526,000 from $860,000 from the corresponding periods in 2000. Interest expense increased in 2001 due to increased officers' loans and higher interest rates on a portion of these loans. Officers' loans to Unigene increased $5,035,000 during the first nine months of 2001. In addition, due to the fact that Unigene did not make principal and interest payments on officers' loans when due, the interest rate on $1,100,000 of these new loans and on $2,873,323 of prior loans increased an additional 5% per year and applied to both past due principal and interest. This additional interest was approximately $382,000 for the first nine months of 2001. Interest expense for both periods also was affected by higher interest rates on the 5% convertible debentures. The annual interest rate on the $2,000,000 in outstanding principal amount of the 5% Debentures increased in 2000 to 20% resulting from the failure of Unigene to make a semi-annual interest payment that was due in January 2000. In addition, since October 1999, Unigene has been accruing additional interest expense monthly in an amount equal to 2% of the outstanding principal amount of the 5% Debentures as a penalty for the removal of Unigene's common stock from trading on the Nasdaq Stock Market.

Effective January 1, 2000, Unigene adopted Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101) as described in Note A to our September 30, 2001 unaudited condensed financial statements. As a result of the adoption of SAB 101, Unigene recognized a non-cash cumulative effect adjustment of $1,000,000 in the first quarter of 2000.

Due to the elimination of revenue from Pfizer, as well as an increase in interest expense, partially offset by decreased operating expenses, net loss increased $777,000 or 32% to $3,232,000 from $2,455,000 for the three months ended September 30, 2001 from the corresponding period in 2000.

Due to the reduction in revenue from Pfizer, as well as an increase in interest expense, partially offset by the cumulative effect adjustment applicable to 2000, as well as a decrease in operating expenses, net loss increased $555,000 or 6% to $9,666,000 from $9,111,000 for the nine months ended September 30, 2001 from the corresponding period in 2000.

Years ended December 31, 2000, 1999 and 1998

     Revenue. Revenue decreased 66% to $3,287,000 for the year ended December 31, 2000 as compared to $9,589,000 for the year ended December 31, 1999. Revenue increased 90% to $9,589,000 for the year ended December 31, 1999 as compared to $5,050,000 for the year ended December 31, 1998. In all three years, revenue consists primarily of milestone revenue from Pfizer resulting from the achievement of milestones in the development of an oral Calcitonin product for treating osteoporosis. Yearly revenue was affected by the timing of the completion of the various milestones. In addition, revenue for the year ended December 31, 2000 included $800,000 from the amortization of deferred revenue related to the initial licensing fee paid by Pfizer in 1997 and $345,000 for analytical testing services provided to Pfizer. In March 2001, Pfizer terminated its license agreement with the Company.

    Research and Development Expenses. Research and development, the Company's largest expense, increased 22% in 2000 to $11,484,000 from $9,375,000 in 1999 and increased 4% in 1999 from $9,042,000 in 1998. The 2000 increase was primarily attributable to the Company's clinical trials for its nasal Calcitonin product and an increase in expenditures related to an increase in Calcitonin production and the write-off of inventory in the fourth quarter as a result of Pfizer's termination of our agreement, partially offset by a reduction in consulting fees related to the Pfizer collaboration. The 1999 increase was primarily attributable to development expenses related to the Company's nasal Calcitonin product, consulting and analytical testing expenses related to the Company's Type II variation for its injectable Calcitonin product, and consulting fees related to the Company's collaboration with Pfizer partially offset by a reduction in production supplies. Expenditures for the sponsorship of collaborative research programs were $411,000, $250,000 and $280,000 in 2000, 1999 and 1998, respectively, which are included as research and development expenses. A portion of these expenditures was reimbursed by Pfizer in 1999 and 1998.

    General and Administrative Expenses. General and administrative expenses increased 44% in 2000 to $3,187,000 from $2,212,000 in 1999 and increased 7% in 1999 from $2,068,000 in 1998. The 2000 increase was primarily due to the recognition of non-cash expenses of $220,000 due to the issuance of warrants to a consultant and stock option compensation of $399,000, in addition to the recognition of a $350,000 expense to terminate the Company's former joint venture in China. The 1999 increase was primarily due to increased personnel costs and professional fees partially offset by reductions in public relations and travel expenses.

    Interest Income. Interest income increased $12,000 or 31% in 2000 from 1999, after decreasing $70,000 or 65% in 1999 from 1998. The 2000 increase was due to higher interest rates on investments. The 1999 decrease was due to lower interest income resulting from reduced funds available for investment.

    Interest Expense. Interest expense increased $27,000 or 2% in 2000 to $1,199,000 from $1,171,000 in 1999 after increasing $386,000 or 49% in 1999 from
$785,000 in 1998. Interest expense increased in 2000 due to increased notes payable to stockholders and to higher interest rates in 2000 on the 5% convertible debentures, offset by a reduction in the amortization of the beneficial conversion feature and related warrants on the 5% convertible debentures as compared to 1999. The annual interest rate on the $2,000,000 in outstanding principal amount of the 5% Debentures increased in 2000 to 20% resulting from the failure of the Company to make a semi-annual interest payment that was due in January 2000. In addition, since October 1999, the Company has been accruing additional interest expense monthly in an amount equal to 2% of the outstanding principal amount of the 5% Debentures as a result of the removal of the Company's Common Stock from trading on the Nasdaq Stock Market in October 1999. The expenses incurred in connection with the 5% Debentures in 2000 were partially offset by a 50% decrease in the principal balance outstanding as a result of conversions to Common Stock during 1999. Included in 1999 interest expense is $197,000 of the amortization of the value of the beneficial conversion feature and related warrants of the Company's 5% convertible debentures. Excluding the change in the amortization charged to interest, interest expense increased in 1999 as compared to 1998 as a result of an increase in notes payable to stockholders, redemption premium resulting from the Company exceeding the Share Limit on the 5% Debentures, and the 2% delisting penalty on the 5% Debentures, partially offset by a decrease in the balance outstanding under the Company's 5% Debentures as a result of partial conversions to Common Stock.

      Income Tax Benefit. Income tax benefit in 2000 of $1,065,000 and in 1999 of $1,553,000 consisted of proceeds received for the sale of a portion of the Company's state tax net operating loss carryforwards under a New Jersey Economic Development Authority ("NJEDA") program, which allows certain New Jersey taxpayers to sell their state tax benefits to third parties. The purpose of the New Jersey program is to provide financial assistance to high-tech and biotechnology companies in order to facilitate future growth and job creation.

      Extraordinary Item. Extraordinary item, loss on early extinguishment of debt, was $144,000 for 1998. The loss was due to redemption at a premium of a portion of our 10% convertible debentures in September 1998.

      Cumulative Effect of Accounting Change. In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). Prior to the implementation of SAB 101, non-refundable license fees received upon execution of license agreements were recognized as revenue immediately. SAB 101 summarizes certain of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements and specifically addresses revenue recognition in the biotechnology industry for non-refundable technology access fees and other non-refundable fees. The Company was required to adopt SAB 101, as amended, in the fourth quarter of 2000 with an effective date of January 1, 2000, and the recognition of a cumulative effect adjustment calculated as of January 1, 2000. The Company adopted SAB 101 in 2000, changing its revenue recognition policy for up-front licensing fees that require services to be performed in the future from immediate revenue recognition to deferral of revenue with the up-front fee recognized over the life of the agreement. In 1997, the Company recognized $3,000,000 in revenue from an up-front licensing fee from Pfizer. With the adoption of SAB 101, the Company is now recognizing this revenue over a 45 month period, equivalent to the term of its oral Calcitonin agreement with Pfizer which was terminated in March 2001. The Company therefore recognized a non-cash cumulative effect adjustment of $1,000,000 as of January 1, 2000 representing a revenue deferral over the remaining 15 months of the agreement. The Company recognized $800,000 in revenue in 2000 and will recognize $200,000 of revenue in 2001 as a result of this deferral.

        Net Loss. During 2000, revenue decreased approximately $6,300,000 principally due to the timing of the achievement of various milestones in the Pfizer agreement. In addition, operating expenses were higher as the Company increased its product commercialization efforts including its nasal Calcitonin clinical trials. Also, the Company recognized a cumulative charge from an accounting change offset by a realized income tax benefit. Therefore, net loss increased $10,892,000 for the year ended December 31, 2000 from the prior year. During 1999, revenue increased $4,540,000 from 1998 due to the achievement of various milestones in the Pfizer agreement. In addition, the Company received $1,553,000 in 1999 from the partial sale of its state tax benefits. These were partially offset by an increase in operating and interest expenses. As a result, the Company's net loss decreased $5,304,000 or 77% for the year ended December 31, 1999, from the prior year.

Liquidity and Capital Resources


Unigene maintains its peptide production facility on leased premises in Boonton, New Jersey. We began production under current Good Manufacturing Practice guidelines at this facility in 1996. The current lease expires in 2004.

Unigene has two consecutive ten-year renewal options under the lease, as well as an option to purchase the facility. During the first nine months of 2001, Unigene invested approximately $15,000 in fixed assets and leasehold improvements. Currently, Unigene has no material commitments outstanding for capital expenditures relating to either the Boonton facility or the office and laboratory facility in Fairfield, New Jersey.

At September 30, 2001, Unigene had cash and cash equivalents of $76,000, an increase of $59,000 from December 31, 2000.

We do not have sufficient financial resources to continue to fund our operations at the current level. Unigene has incurred annual operating losses since its inception and, as a result, at September 30, 2001, had an accumulated deficit of approximately $85,000,000 and a working capital deficiency of approximately $20,800,000. The independent auditors' report covering Unigene's 2000 financial statements includes an explanatory paragraph stating that these factors raise substantial doubt about our ability to continue as a going concern. However, the financial statements have been prepared on a going concern basis and as such do not include any adjustments that might result from the outcome of this uncertainty. In October 1999, the Nasdaq Stock Market delisted Unigene's common stock. The delisting of our common stock may have an adverse effect on our ability to raise capital.

Our future ability to generate cash from operations will depend primarily upon signing research or licensing agreements, achieving defined benchmarks in such agreements that entitle Unigene to receive milestone payments and receiving royalties from the sale of its licensed products.

In July 1997, Unigene entered into an agreement under which it granted to Warner-Lambert Company a worldwide license to use its oral Calcitonin technology. In June 2000, Pfizer Inc. acquired Warner-Lambert. Through September 30, 2001, we had received a total of $22.9 million from Pfizer consisting of $3 million for an equity investment, $3 million for a licensing fee, $400,000 for analytical testing services and recognized an aggregate of $16.5 million in milestone revenue. Pfizer conducted a Phase I/II human study which was completed in December 2000. Pfizer analyzed the results of the study and informed Unigene in March 2001 that the study did not achieve Pfizer's desired results. Pfizer terminated the license agreement citing this conclusion. We believe that this study, in which an FDA approved product also did not work and which produced results contrary to many published studies, was not capable of determining the performance of our oral Calcitonin product. Unigene also believes that if subjects in the study had also received calcium supplementation, in addition to the Calcitonin, the results would have been more favorable. Therefore, Unigene intends to continue the development of its oral Calcitonin product as a treatment of osteoporosis, and has begun discussions with potential licensees in the U.S. and other countries. In addition, due to the termination of the Pfizer agreement, we no longer have restrictions on selling bulk Calcitonin. During the first nine months of 2001, we sold a total of $339,000 of bulk calcitonin. Unigene also has the right to license the use of its technologies for injectable and nasal formulations of Calcitonin on a worldwide basis. Unigene has licensed distributors in the United Kingdom, Ireland and Israel for its injectable product. However, these distribution agreements have not produced significant revenues. In June 2000, we entered into a joint venture agreement in China with Shijiazhuang Pharmaceutical Group ("SPG") to manufacture and market our injectable and nasal products. Unigene is actively seeking other licensing and/or supply agreements with pharmaceutical companies for its injectable and nasal Calcitonin products and for other pharmaceutical products that can be manufactured and/or delivered using its patented technologies, and is also exploring other opportunities including business combinations. However, we may not be successful in our efforts to enter into any additional revenue generating agreements.

Under the terms of the joint venture with SPG, Unigene is obligated to contribute up to $405,000 in cash during 2002 and up to an additional $495,000 in cash within two years thereafter. However, these amounts may be reduced or offset by Unigene's share of joint venture profits. As of September 30, 2001, Unigene had not made any contributions to the joint venture. We expect the joint venture to begin operations in the first quarter of 2002. In addition, Unigene is obligated to pay to the Qingdao General Pharmaceutical Company an aggregate of $350,000 in 14 monthly installment payments of $25,000 in order to terminate its former joint venture in China, of which $80,000 had been paid as of September 30, 2001. We recognized the entire $350,000 obligation as an expense in 2000.

In June 1998, Unigene completed a private placement of $4,000,000 in principal amount of 5% convertible debentures from which Unigene realized net proceeds of approximately $3,750,000. The 5% debentures were convertible into shares of Unigene's common stock. The interest on the debentures, at our option, was payable in shares of common stock. Upon conversion, the holder of a 5% debenture was entitled to receive warrants to purchase a number of shares of common stock equal to 4% of the number of shares issued as a result of the conversion. However, the number of shares of common stock that Unigene was obligated to issue, in the aggregate, upon conversion, when combined with the shares issued in payment of interest and upon the exercise of the warrants, was limited to 3,852,500 shares. After this share limit was reached, we became obligated to redeem all 5% debentures tendered for conversion at a redemption price equal to 120% of the principal amount, plus accrued interest. In December 1999, Unigene was unable to convert $200,000 in principal of the 5% debentures tendered for conversion because the conversion would have exceeded the share limit. As a result, Unigene accrued, as of December 31, 1999, an amount equal to $400,000 representing the 20% premium on the outstanding $2,000,000 in principal amount of 5% debentures that had not been converted. As of September 30, 2001, all of the $2,000,000 in principal amount of 5% debentures were tendered for conversion and therefore are classified as a current liability in the amount of $2,400,000. Through September 30, 2001, Unigene issued a total of 3,703,362 shares of common stock upon conversion of $2,000,000 in principal amount of the 5% debentures and in payment of interest on the 5% debentures. Also, Unigene issued an additional 103,032 shares of common stock upon the cashless exercise of all of the 141,123 warrants issued upon conversion of the 5% debentures.

On January 5, 2000, Unigene failed to make the required semi-annual interest payment on the outstanding 5% debentures. As a result, the interest rate on the outstanding 5% debentures has increased to 20% per year. The semi-annual interest payments due July 5, 2000, January 5, 2001 and July 5, 2001 also have not been made. As of November 30, 2001, the accrued and unpaid interest on the 5% debentures totaled approximately $833,000. In addition, due to the delisting of Unigene's common stock from the Nasdaq National Market in October 1999, we became obligated under a separate agreement to pay the holder of the 5% debentures an amount equal to 2% of the outstanding principal amount of the debentures per month. Unigene has not made any of these payments to date, but has accrued the amounts as additional interest expense. As of November 30, 2001, the accrued and unpaid amount of this penalty totaled approximately $1,057,000.

The holder of the 5% debentures has commenced an arbitration proceeding in which the holder claims that it is entitled, as of June 30, 2000, to payments in respect of the 5% debentures in the amount of approximately $3,400,000. See Part II, Item 1 - Legal Proceedings.

To satisfy Unigene's short-term liquidity needs, Jay Levy, the Chairman of the Board and an officer of Unigene, and Warren Levy and Ronald Levy, directors and officers of Unigene, and another Levy family member from time to time have made loans to Unigene. During the first quarter of 2001, Jay Levy loaned Unigene $1,600,000 and Warren Levy and Ronald Levy each made demand loans to Unigene of $5,000. During the second quarter of 2001, Jay Levy made demand loans to Unigene of $1,950,000. During the third quarter of 2001, Jay Levy made demand loans to Unigene of $1,475,000. From October 1, 2001 through November 30, 2001, Jay Levy made demand loans to Unigene of an additional $725,000. Due to the fact that Unigene did not make principal and interest payments on certain loans when due, interest on loans through March 4, 2001 increased an additional 5% per year and is calculated on both past due principal and interest. This additional interest was approximately $382,000, and total interest expense on all Levy loans was approximately $793,000 for the first nine months of 2001. The Levys have waived all default provisions including additional interest penalties due under these loans through December 31, 2000. As of November 30, 2001, total accrued interest on all Levy loans was approximately $1,909,000 and the outstanding loans by these individuals to Unigene, classified as short-term debt, totaled $10,503,323 and consist of:

o Loans from Jay Levy in the aggregate principal amount of $3,465,000, which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus 5.25% (11. 25% at November 30, 2001) that are classified as short-term debt. These loans were originally at the Merrill Lynch Margin Loan Rate plus .25%. These loans are secured by a security interest in Unigene's equipment and real property. Accrued interest on these loans at November 30, 2001 was approximately $1,041,000.

o Loans from Jay Levy in the aggregate principal amount of $1,870,000 evidenced by term notes maturing January 2002, and bearing interest at the fixed rate of 11% per year. These loans were originally at 6%. These loans are secured by a security interest in all of Unigene's equipment and a mortgage on Unigene's real property. The terms of the notes require Unigene to make installment payments of principal and interest beginning in October 1999 and ending in January 2002 in an aggregate amount of $72,426 per month. No installment payments have been made to date. Accrued interest on these loans at November 30, 2001 was approximately $377,000.

o Loans from Jay Levy in the aggregate principal amount of $4,650,000 which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus .25%, (6. 25% at November 30, 2001) and are classified as short-term debt and which are secured by a security interest in certain of our patents. Accrued interest on these loans at November 30, 2001 was approximately $137,000.

o Loans from Warren Levy in the aggregate principal amount of $260,000 which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus 5.25% (11. 25% at November 30, 2001) that are classified as short-term debt. These loans were originally at the Merrill Lynch Margin Loan Rate plus .25%. An additional loan in the amount of $5,000 bears interest at the Merrill Lynch Loan Rate plus .25% (6. 25% at November 30, 2001) and is classified as short-term debt. These loans are secured by a secondary security interest in Unigene's equipment and real property. Accrued interest on these loans at November 30, 2001 was approximately $178,000.

o Loans from Ronald Levy in the aggregate principal amount of $248,323 which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus 5.25% (11. 25% at November 30, 2001) that are classified as short-term debt. These loans were originally at the Merrill Lynch Margin Loan Rate plus .25%. An additional loan in the amount of $5,000 bears interest at the Merrill Lynch Margin Loan Rate plus .25% (6. 25% at November 30, 2001) and is classified as short-term debt. These loans are secured by a secondary security interest in Unigene's equipment and real property. Accrued interest on these loans at November 30, 2001 was approximately $176,000.

Unigene's cash requirements to operate its research and peptide manufacturing facilities and develop its products are approximately $10 to 11 million per year. In addition to its obligations with respect to the 5% Debentures, Unigene has principal and interest obligations over the next several years under its outstanding notes payable to the Levys, as well as obligations relating to its current and former joint ventures in China.

We are actively seeking licensing and/or supply agreements with pharmaceutical companies for oral, nasal and injectable forms of Calcitonin as well as for other oral peptides. However, we may not be successful in licensing any of our products.

Under the agreement with Fusion Capital, Unigene has the contractual right to sell to Fusion, subject to certain conditions, at the then current market price, on each trading day during the term of the agreement $43,750 of its common stock up to an aggregate of $21,000,000. See Notes B and F to our September 30, 2001 unaudited condensed financial statements. The Board of Directors has authorized the sale to Fusion of up to 6,000,000 shares of Unigene common stock. From May 18, 2001, through November 30, 2001, Unigene has received approximately $1,381,000 through the sale of 3,879,604 shares to Fusion, before cash expenses of approximately $257,000. Our sales of common stock to Fusion have been below the maximum level due to the share price and trading volume of our common stock. As a result, we are still borrowing from the Levys to supplement the funding of our operations. Depending on the price at which shares are sold, Fusion could provide Unigene with sufficient funding to sustain its operations for up to two years, beginning in the second quarter of 2001. The ability of Unigene to realize these funds will depend on its continuing compliance with the Fusion agreeement.

The extent to which we intend to utilize Fusion as a source of financing will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the entry into licensing agreements or the sale of calcitonin, both of which we are actively exploring. If we are unable to enter into a significant revenue generating license or other arrangement in the near term, we would need either to secure another source of funding in order to satisfy our working capital needs or significantly curtail our operations. We also could consider a sale or merger of the company. Should the funding we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequence would be a material adverse effect on our business, operating results, financial condition and prospects. Unigene believes that satisfying its capital requirements over the long term will require the successful commercialization of its oral or nasal Calcitonin products or another peptide product in the United States and abroad.

However, it is uncertain whether or not any of its products will be approved or will be commercially successful. In addition, the commercialization of its oral Calcitonin product may require Unigene to incur additional capital expenditures to expand or upgrade its manufacturing operations. Unigene cannot determine either the cost or the timing of such capital expenditures at this time.

As of December 31, 2000, Unigene had available for federal income tax reporting purposes net operating loss carryforwards in the approximate amount of $68,000,000, expiring from 2001 through 2020, which are available to reduce future earnings which would otherwise be subject to federal income taxes. For the nine months ended September 30, 2001, we accumulated additional losses of approximately $9,666,000. In addition, as of December 31, 2000, Unigene has research and development credits in the approximate amount of $2,750,000, which are available to reduce the amount of future federal income taxes. These credits expire from 2001 through 2020. Unigene has New Jersey operating loss carryforwards in the approximate amount of $23,300,000, expiring from 2004 through 2007, which are available to reduce future earnings, which would otherwise be subject to state income tax. As of September 30, 2001 these New Jersey loss carryforwards have been approved for future sale under a program of the New Jersey Economic Development Authority (the "NJEDA"). In order to realize these benefits, Unigene must apply to the NJEDA each year and must meet various requirements for continuing eligibility. In addition, the program must continue to be funded by the State of New Jersey, and there are limitations based on the level of participation by other companies. As a result, future tax benefits will be recognized in the financial statements as specific sales are approved. In November 2001, the NJEDA approved a portion of our New Jersey tax benefits for current sale. We have agreements in place to sell these tax benefits and expect to realize a total of approximately $800,000 in December 2001 and January 2002.

Unigene follows Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Given our past history of incurring operating losses, any deferred tax assets that are recognizable under SFAS No. 109 were fully reserved. As of December 31, 2000 and 1999, under SFAS No. 109, Unigene had deferred tax assets of approximately $29,000,000 and $26,000,000, respectively, subject to valuation allowances of $29,000,000 and $26,000,000, respectively. The deferred tax assets are primarily a result of the Company's net operating losses and tax credits. For the nine-month period ended September 30, 2001, Unigene's deferred tax assets and valuation allowances each increased by approximately $3,000,000.

Other

        Our common stock was delisted from the Nasdaq National Market System effective October 5, 1999, and is now trading on the OTC Bulletin Board. In order to be relisted on the Nasdaq National Market or the Nasdaq SmallCap Market, we must meet the initial listing requirements.

Market Risk

         In the normal course of business, Unigene is exposed to fluctuations in interest rates due to the use of debt as a component of the funding of its operations. Unigene does not employ specific strategies, such as the use of derivative instruments or hedging, to manage its interest rate exposure. Unigene's interest rate exposure on the 5% debentures has been affected by our delisting from the Nasdaq National Market and failure to make the semi-annual interest payment in January 2000. Beginning in the first quarter of 2001, Unigene's interest rate exposure on its notes payable-stockholders has been affected by its failure to make principal and interest payments when due. Unigene's exposure to interest rate fluctuations over the near-term will continue to be affected by these events.

The information below summarizes Unigene's market risks associated with debt obligations as of September 30, 2001. The table below presents principal cash flows and related interest rates by year of maturity based on the terms of the debt.

Under the terms of the 5% debentures, no additional shares may be issued to convert the remaining principal balance. Therefore, the information presented as to the debentures is without consideration as to conversion features. Variable interest rates disclosed represent the rates at September 30, 2001. Given Unigene's financial condition described in "Liquidity and Capital Resources" it is not practicable to estimate the fair value of our debt instruments at September 30, 2001.

                                                                           Year of Maturity
                                                   ------------------------------------------------------------
                                    Carrying
                                     Amount         2001             2002         2003         2004        2005
                                    --------       ------           ------       ------       ------      ------

Notes payable - stockholders       $3,973,323     3,973,323           --           --           --           --

Variable interest rate (1)                           11.875%          --           --           --           --

Notes payable - stockholders       $3,935,000     3,935,000           --           --           --           --

Variable interest rate                                6.875%          --           --           --           --

Notes payable - stockholders       $1,870,000     1,870,000           --           --           --           --

Fixed interest rate (2)                                  11%          --           --           --           --

5% debentures                      $2,400,000     2,400,000           --           --           --           --

Fixed interest rate (3)                              20%



(1) Due to the fact that Unigene did not make principal and interest payments on its notes payable to stockholders when due, the variable interest rate on these notes has increased from the Merrill Lynch Margin Loan Rate plus .25% to the Merrill Lynch Margin Loan Rate plus 5.25%.

(2) Due to the fact that Unigene did not make principal and interest payments on its notes payable to stockholders when due, the fixed interest rate on these notes has increased from 6% to 11%.

(3) As a result of Unigene's failure to make the semi-annual interest payment that was due January 5, 2000, the interest rate on the 5% debentures has increased from 7% at December 31, 1999, to 20% beginning January 5, 2000. In addition, due to the delisting of our common stock from the Nasdaq National Market in 1999, we became obligated to pay the holder of the 5% debentures an amount equal to 2% of the outstanding principal amount of the debentures per month.

                                    Business

Overview

        Unigene is a biopharmaceutical company engaged in the research, production and delivery of small proteins, referred to as peptides, that have demonstrated or may have potential medical use. We have a patented manufacturing technology for producing many peptides cost-effectively. We also have patented technology that has been shown to deliver orally medically useful amounts of various peptides, into the bloodstream. Our primary focus has been on the development of Calcitonin and other peptide products for the treatment of osteoporosis and other indications. We have the facilities and the technology for manufacturing Calcitonin in accordance with cGMP and have an injectable Calcitonin product that is approved for sale in Switzerland for the treatment of osteoporosis and in the European Union for two minor indications. We are also engaged in the development of oral and nasal Calcitonin products. During 2001, we began developing other peptide products, including parathyroid hormone for osteoporosis.

Our Accomplishments

Among our major accomplishments are:

o Development of a Proprietary Peptide Production Process. One of our principal scientific accomplishments is our success in developing a highly efficient biotechnology-based peptide production process. Several patents relating to this process have issued. We believe that these proprietary processes are key steps in the more efficient and economical commercial production of peptides with various medical applications. Many of these peptides cannot be produced at a reasonable cost in sufficient quantities for human testing or commercial use by currently available production processes. Using our proprietary process, we have produced laboratory-scale quantities of various peptides. We have constructed and are operating a manufacturing facility employing this process to produce Calcitonin.

o Development of Proprietary Technology for Oral Delivery. We have also developed and patented a formulation that has successfully delivered orally Calcitonin into the bloodstream of human subjects. We and our collaborators have shown in repeated human studies that this formulation regularly delivers measurable quantities of the peptide into the human bloodstream. We believe that this formulation may accelerate the regulatory approval process for an oral Calcitonin product because it should be easier to establish its performance as compared to a formulation that does not produce measurable Calcitonin blood levels. We believe that the components of our patented oral product also can enable the delivery of other peptides and we have initiated studies to investigate this possibility internally and in collaboration with others. During 2001, we reported successful oral delivery in animal studies of various peptides including parathyroid hormone for osteoporosis and insulin for diabetes.

Strategy

        Our business strategy is to develop proprietary products and processes with applications in human health care to generate revenues from license fees, royalties on third-party sales and direct sales of bulk or finished products. Generally, we fund our internal research activities and rely on licensees, which are likely to be established pharmaceutical companies, to provide development funding. We also generally expect to rely on these licensees to take responsibility for obtaining appropriate regulatory approvals, human testing, and marketing of products derived from our research activities. However, we may, in some cases, retain the responsibility for human testing and for obtaining the required regulatory approvals for a particular product.

o Pfizer License Agreement. In July 1997, we entered into an agreement under which we granted to the Parke-Davis division of Warner-Lambert Company (which merged with Pfizer in June 2000), a worldwide license to use our oral Calcitonin technology. Upon signing the agreement, we received $6.0 million in payments from Warner-Lambert, consisting of a $3.0 million licensing fee and a $3.0 million equity investment by Warner-Lambert. Through December 31, 2000, we recognized an aggregate of $16.5 million in revenue due to the achievement of specified milestones, including $2.0 million in 2000. Pfizer began a Phase I/II human study in April 2000 and patient dosing was completed in December 2000. Pfizer analyzed the results of the study and informed us in March 2001 that the study did not achieve Pfizer's desired results. Pfizer terminated the license agreement citing this conclusion. We believe that this study, in which an FDA approved product also did not work and which produced results contrary to many published studies, was not capable of determining the performance of our oral Calcitonin product. We believe that if patients in the study had also received calcium supplements, in addition to the Calcitonin, the results would have been more favorable. Therefore, we intend to continue the development of our oral Calcitonin product as a treatment of osteoporosis, and have begun discussions with potential licensees in the U.S. and other countries. In addition, due to the termination of the Pfizer agreement, we no longer have restrictions on selling bulk Calcitonin.

o China Joint Venture. In June 2000, we entered into a joint venture with Shijiazhuang Pharmaceutical Group ("SPG"), a pharmaceutical company in the People's Republic of China. The joint venture will manufacture and distribute injectable and nasal Calcitonin products in China (and possibly other selected Asian markets) for the treatment of osteoporosis. We own 45% of the joint venture and will receive 45% of the joint venture profits. In the first phase of the collaboration, SPG will contribute its existing injectable Calcitonin license to the joint venture, which will allow the joint venture to sell our product in China. The joint venture will need to file a New Drug Application in China for its injectable and nasal products. In addition, the joint venture may be required to conduct brief local human trials. If the product is successful, the joint venture may establish a facility in China to fill injectable and nasal Calcitonin products using bulk Calcitonin produced at our Boonton, New Jersey plant. Eventually the joint venture may manufacture the bulk Calcitonin in China at a new facility that would be constructed by the joint venture. This would require local financing by the joint venture. The joint venture has not yet begun operations as of September 30, 2001. We expect operations to commence in the first quarter of 2002.

o Other License or Distribution Arrangements. In addition to the joint venture with SPG, we have entered into distribution agreements for our injectable Calcitonin product in the United Kingdom, Ireland and Israel. We continue to seek other licensing or distribution agreements with pharmaceutical companies for both the injectable and nasal Calcitonin products. However, we may not be successful in our efforts to sign any additional revenue generating agreements.

Competition

        Our primary business activity has been biotechnology research and development. Biotechnology research is highly competitive, particularly in the field of human health care. We compete with specialized biotechnology companies, major pharmaceutical and chemical companies, universities and other non-profit research organizations, many of which can devote considerably greater financial resources to research activities.

        In 1999, we began manufacturing cGMP Calcitonin for use in pharmaceutical products. In the development, manufacture and sale of peptide products, we compete with contract laboratories and major pharmaceutical companies. Many of our competitors can devote considerably greater financial resources to these activities. Major competitors in the field of osteoporosis include Novartis, American Home Products, Merck, Eli Lilly, and Procter and Gamble. Our main competitor in the field of oral delivery of peptides is Emisphere Technologies. We believe that the unique safety and effectiveness of Calcitonin, combined with our patented peptide manufacturing process and our patented oral formulation, will enable it to compete with products marketed by these and other companies.

        We believe that success in competing with others in the biotechnology industry will be based primarily upon scientific expertise and technological superiority. We also believe that success will be based on the ability to identify and to pursue scientifically feasible and commercially viable opportunities and to obtain proprietary protection for research achievements. Our success will further depend on our ability to obtain adequate funding and on developing, testing, protecting, producing and marketing products and obtaining their timely regulatory approval. We are always at risk that others may develop superior processes or products that would render our processes or products noncompetitive or obsolete.

Product Manufacture

        We have been producing salmon Calcitonin since 1992. We constructed a cGMP facility for the production of Calcitonin at leased premises located in Boonton, New Jersey. The facility began producing salmon Calcitonin under cGMP guidelines in 1996. The facility also produces our proprietary amidating enzyme for use in producing Calcitonin. The current production level of the facility is between one and two kilograms of bulk Calcitonin per year.

        The facility can be modified to increase Calcitonin production capacity. However, if we are successful in our efforts to commercialize an oral Calcitonin product, we expect that we may incur additional expenditures to expand or upgrade our manufacturing operations. Although the facility initially is devoted exclusively to Calcitonin production, it also is suitable for producing other peptide products.

        We are following conventional procedures to secure the approval of the facility by regulatory agencies to allow us to manufacture Calcitonin for human use. European health authorities inspected the facility in connection with the filing of our injectable Calcitonin dossier and found it to be in compliance with cGMP guidelines. However, there is the risk that our operations might not remain in compliance or that approval by other agencies will not be obtained. The FDA must approve the facility in order to manufacture Calcitonin or other peptides for sale in the United States.

Government Regulation

        Our laboratory research, development and production activities and those of our collaborators are subject to significant regulation by numerous federal, state, local and foreign governmental authorities. FDA approval, following the successful completion of various animal and human studies, is required for the sale of a pharmaceutical product in the United States. Foreign sales require similar studies and approval by regulatory agencies.

        The regulatory approval process for a pharmaceutical product requires substantial resources and can take many years. There is a risk that any additional regulatory approvals required for our production facility or for any of our products will not be obtained in a timely manner. Our inability to obtain, or delays in obtaining, these approvals would adversely affect our ability to continue to fund our programs, to produce marketable products, or to receive revenue from milestone payments, product sales or royalties. We also cannot predict the extent of any adverse governmental regulation that may arise from future legislative and administrative action.

        The FDA or other regulatory agencies may audit our production facility to ensure that it is operating in compliance with current Good Manufacturing Practice guidelines, referred to as cGMP. These guidelines require that production operations be conducted in strict compliance with our established rules for manufacturing and quality controls. These agencies are empowered to suspend production operations and/or product sales if, in their opinion, significant or repeated changes from these guidelines have occurred. A suspension by any of these agencies could have a material adverse impact on our operations.

Regulatory Approval of Our Injectable Calcitonin Product

        In January 1999, we received approval from the European Committee for Proprietary Medicinal Products, referred to as the CPMP, to market our injectable Calcitonin product in all 15 member states of the European Union as a treatment for Paget's disease and for hypercalcemia. We began to market this product in Europe for these indications in 1999. We have filed a supplementary submission with the CPMP, called a Type II Variation, to expand the approved indications to include the treatment of osteoporosis. However, it is uncertain whether or when the Type II Variation will be approved by the CPMP. In 2001, we received an approval in Switzerland for our injectable calcitonin product that includes an osteoporosis indication.

        Regulatory authorities in many non-European Union countries can cite the approved European dossier, which we believe could significantly reduce the registration requirements for injectable Calcitonin in those non-European Union countries, and thereby could speed up product launch. In addition, we believe that the human trials conducted to support the European filing of the injectable Calcitonin product can be used to support the filing of a New Drug Application with the FDA for use of our injectable Calcitonin product to treat osteoporosis and other indications. We believe that our abbreviated clinical program, which has been accepted by the FDA, will be sufficient to satisfy approval requirements in the United States and other countries. Accordingly, we expect that the review process for our injectable Calcitonin product in the United States and other countries may be shorter than that typically associated with a new drug submission for numerous reasons:

o The active ingredient is structurally identical to and indistinguishable from the active ingredient in products already approved by many regulatory agencies.

o The formulation is essentially similar to the formulations used in already approved products.

o The human trial program that was accepted by the FDA is relatively brief and involved small numbers of subjects. As a result, the amount of information that must be reviewed is far less than would have been compiled for the lengthier trials required for a typical new drug submission.

Development of our Oral Calcitonin Product

    In December 1995 and January 1996, we successfully tested a proprietary Calcitonin oral formulation in two separate human studies in the United Kingdom. These studies indicated that the majority of those who received oral Calcitonin showed levels of the peptide in blood samples taken during the trial that were greater than the minimum levels generally regarded as being required for maximum medical benefit. We believe that these were the first studies to demonstrate that significant blood levels of Calcitonin could be observed in humans following oral administration of the peptide. In April 1996, we successfully conducted a third pilot human study in the United Kingdom which used lower Calcitonin dosages than in the prior two human trials. The results of this trial indicated that every test subject showed levels of the peptide in their blood samples that exceeded the minimum levels generally regarded as required for maximum medical benefit. During 1999, with Warner-Lambert (now Pfizer), we successfully concluded two pilot human studies using an oral Calcitonin formulation manufactured by Warner-Lambert. Both studies showed significant measurable blood levels of Calcitonin. In December 1999, Warner-Lambert filed an Investigational New Drug application with the FDA, a Phase I/II study began in April 2000 and patient dosing for this study was completed in December 2000. Pfizer analyzed the results of the study and informed us in March 2001 that the study did not achieve Pfizer's desired results. Pfizer terminated the license agreement citing this conclusion. We believe that this study, in which an FDA approved product also did not work and which produced results contrary to many published studies, was not capable of determining the performance of our oral Calcitonin product. We believe that if patients in the study had also received calcium supplements, in addition to the Calcitonin, the results would have been more favorable. Therefore, we intend to continue the development of our oral Calcitonin product as a treatment of osteoporosis, and have begun discussions with potential licensees in the U.S. and other countries. In addition, due to the termination of the Pfizer agreement, we no longer have restrictions on selling bulk Calcitonin.

    We have filed patent applications for our oral formulation in the United States and in numerous foreign countries. In 1999, we received a U.S. patent for our basic technology covering the oral delivery of Calcitonin for the treatment of osteoporosis. In 2000, we received a U.S. patent extending this protection to the oral delivery of other peptides.

    There are risks that we will not be successful in licensing this product, that a safe and effective oral product will not be developed, that we will not be successful in obtaining regulatory approval of an oral Calcitonin product, and that we will not succeed in developing, producing or marketing an oral Calcitonin product.

Development of a Nasal Calcitonin Product

    A major pharmaceutical company received FDA approval in 1995 for the marketing of a nasal spray Calcitonin product, which has substantially enlarged the U.S. market for Calcitonin. During 1999, we completed preliminary human studies for our proprietary nasal Calcitonin product. A patent application for the product was filed in February 2000. In January 2000 we filed an Investigational New Drug Application with the FDA to begin human testing of our nasal product as a treatment for osteoporosis. In February 2000, we began U.S. human studies. In December 2000, we successfully completed a human study demonstrating similar blood levels between our product and that of an existing nasal Calcitonin product. We have successfully completed a second human study which showed a rapid and persistent reduction in bone loss as measured by several accepted blood markers. A substance in the bloodstream which measures the rate of bone loss in the tested subjects decreased by an average of over 40% in the first month of the study, and that reduction was maintained throughout the three-month dosing period during which the measurements were taken. We are seeking to license our nasal Calcitonin product in the U.S. and other countries for the treatment of osteoporosis. However, we may not be successful in our efforts to conclude a license agreement, to obtain governmental approval of our nasal Calcitonin product, or to manufacture and sell the product.

Collaborative Research Programs

    We are currently engaged in two collaborative research programs:

o Rutgers University College of Pharmacy continues to study oral delivery of Calcitonin and other peptides.

o We are in collaboration with Yale University, to investigate new applications for various peptides, including Calcitonin gene-related peptide. In 1996, we reported that this peptide accelerated bone growth and prevented bone loss in an animal model system. However, this peptide may not have the same effect in humans. We may not be successful in developing, manufacturing or marketing any resulting product.

Patents and Proprietary Technology

     We have filed a number of applications for U.S. patents relating to our proprietary peptide manufacturing process and our technology for oral delivery. To date, the following six U.S. patents have issued:

o Immunization By Immunogenic Implant, a method for producing antibodies for developing diagnostic medical tests

o two patents related to the Alpha-Amidation Enzyme and its use in manufacturing peptides

o   a patent covering an improvement in our manufacturing technology

o   two patents covering oral delivery of peptides

    Other applications are pending. We also have made filings in selected foreign countries, and numerous foreign patents have issued. However, our pending applications may not issue as patents and our issued patents may not provide us with significant competitive advantages. Furthermore, our competitors may independently develop or obtain similar or superior technologies.

    Although we believe our patents and patent applications are valid, the repeal of one or more of our key patents could have a significant adverse effect upon our business. Detecting and proving infringement generally is more difficult with process patents than with product patents. In addition, a process patent's value is diminished if others have patented the product that can be produced using the process. Under these circumstances, we would require the cooperation of, and likely be required to share royalties with, the patent holder or its sublicensees in order to make and sell the product.

    In some cases, we rely on trade secrets to protect our inventions. Our policy is to include confidentiality provisions in all research contracts, joint development agreements and consulting relationships that provide access to our trade secrets and other know-how. However, there is a risk that these secrecy obligations could be breached causing us harm. To the extent licensees, consultants or other third parties apply technological information independently developed by them or by others to our projects, disputes may arise as to the ownership rights to information, which may not be resolved in our favor.

Employees

    As of November 30, 2001 we had 63 full-time employees. Twentyone were engaged in research, development and regulatory activities, 30 were engaged in production activities and 12 were engaged in general and administrative functions. Eight of our employees hold Ph.D. degrees. Our employees are experts in molecular biology, including DNA cloning, synthesis, sequencing and expression; protein chemistry, including purification, amino acid analysis, synthesis and sequencing of proteins; immunology, including tissue culture, monoclonal and polyclonal antibody production and immunoassay development; chemical engineering; pharmaceutical production; quality assurance; and quality control. None of our employees is covered by a collective bargaining agreement. Warren P. Levy, President and Ronald S. Levy, Executive Vice President, both executive officers and directors, have signed employment agreements with us.

Research and Development

    We have established a multi-disciplinary research team to adapt proprietary amidation, biological production and oral delivery technologies to the development of proprietary products and processes. Approximately 81% of our employees are directly engaged in activities relating to production of, regulatory compliance for, and the research and development of pharmaceutical products. We spent $11.5 million on research activities in 2000, $9.4 million in 1999, and $9.0 million in 1998.

Properties

    We own a one-story office and laboratory facility consisting of approximately 12,500 square feet. The facility is located on a 2.2 acre site in Fairfield, New Jersey.

    Our 32,000 square foot cGMP production facility, of which 18,000 square feet are currently being used for the production of Calcitonin and can be used for the production of other peptides, was constructed in a building located in Boonton, New Jersey. We lease the facility under a ten-year agreement, which began in February 1994. We have two 10-year renewal options and an option to purchase the facility.

Litigation

    In July 2000, the Tail Wind Fund, Ltd., the holder of $2,000,000 in principal amount of 5% convertible debentures issued by Unigene to Tail Wind in a private placement completed in June 1998, filed with the American Arbitration Association a demand for arbitration against Unigene. In its demand, Tail Wind claimed that it was owed, as of June 30, 2000, approximately $3,400,000, consisting of principal, interest and penalties, resulting from Unigene's default under various provisions of the debentures and related agreements. These alleged defaults included Unigene's failure to redeem the debentures after becoming obligated to do so, the failure to pay interest when due, and the failure to pay liquidated damages arising from the delisting of the Unigene common stock from the Nasdaq National Market. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Resources and Liquidity." In July 2000, Unigene submitted to the American Arbitration Association a statement in which it denies the amount of Tail Wind's claim and makes certain counterclaims. A hearing on the matter before an arbitrator appointed by the American Arbitration Association was scheduled for June 2001. In June 2001, the arbitration was postponed to allow Tail Wind and Unigene to engage in settlement discussions. The outcome of these negotiations is uncertain. An extremely unfavorable settlement or arbitration ruling could have a material adverse effect on Unigene.

    In July 2000, Reseau de Voyage Sterling, Inc. filed suit against Unigene in the Supreme Court of the State of New York. Unigene removed this case to the United States District Court for the Southern District of New York. The plaintiff, which purchased from a third party a warrant to purchase one million shares of Unigene common stock, alleges that Unigene breached a verbal agreement with the plaintiff to extend the term of the warrant beyond its expiration date. The plaintiff is seeking damages of $2 million. We believe that this suit is completely without merit, and we will continue to vigorously contest the claim.

                                   Management

Executive Officers and Directors

        The following table sets forth information regarding Unigene's executive officers and directors:

Name                   Age                         Position
--------------------   ---    -------------------------------------------------
Warren P. Levy (1)     49     President, Chief Executive Officer, and Director
Ronald S. Levy (1)     53     Executive Vice President, Secretary, and Director
Jay Levy (1)           78     Chairman of the Board and Treasurer
James P. Gilligan      49     Vice President of Product Development
J. Thomas August       74     Director
Bruce S. Morra         47     Director
Allen Bloom            58     Director

------------------
(1) Dr. Warren P. Levy and Dr. Ronald S. Levy are brothers and are the sons of Mr. Jay Levy.

    Each executive officer's term of office continues until the first meeting of the Board of Directors following the annual meeting of stockholders and until the election and qualification of his successor. All officers serve at the discretion of the Board of Directors.

    Warren P. Levy. Dr. Warren P. Levy, a founder of Unigene, has served as President and Chief Executive Officer, and as a director, since our formation in November 1980. Dr. Levy holds a Ph.D. in biochemistry and molecular biology from Northwestern University and a bachelor's degree in chemistry from the Massachusetts Institute of Technology.

    Ronald S. Levy. Dr. Ronald S. Levy, a founder of Unigene, has served as a director since our formation in November 1980, as Executive Vice President since April 1999, and as Secretary since May 1986. Dr. Levy served as Vice President from November 1980 through March 1999. Dr. Levy holds a Ph.D. in bioinorganic chemistry from Pennsylvania State University and a bachelor's degree in chemistry from Rutgers University.

    Jay Levy. Mr. Jay Levy, a founder of Unigene, has served as the Chairman of the Board of Directors and as Treasurer since our formation in November 1980. He served as Secretary from 1980 to May 1986. Mr. Levy is a part-time employee of Unigene and devotes approximately 15% of his time to Unigene. From 1985 through February 1991, he served as the principal financial advisor to the Estate of Nathan Cummings and its principal beneficiary, The Nathan Cummings Foundation, Inc., a large charitable foundation. From 1968 through 1985, he performed similar services for the late Nathan Cummings, a noted industrialist and philanthropist.

    James P. Gilligan. Dr. James P. Gilligan has been employed by Unigene since 1981 and has served as Vice President of Product Development since April 1999. From February 1995 to March 1999, he served as Director of Product Development. Dr. Gilligan holds a Ph.D. in pharmacology from the University of Connecticut and a Masters of International Business from Seton Hall University.

    J. Thomas August. Dr. J. Thomas August is a Distinguished Service Professor of the Departments of Oncology, Pharmacology and Molecular Sciences at the Johns Hopkins University School of Medicine, where he has been employed since 1976. He is also Director, Johns Hopkins Singapore Biomedical Centre. Dr. August has served as Unigene's Director of Research since 1990. He serves on the Board of Directors of Bioqual, Inc., Aarmedis, Inc. and the Foundation for Comparative and Conservation Biology, and is also a consultant for various biotechnology and medical companies. Dr. August received his medical degree from Stanford University School of Medicine.

    Bruce S. Morra. Dr. Bruce S. Morra has been the President, COO and CFO of Biopore Corporation and Polygenetics, Inc., two related companies developing technology for drug delivery and medical devices for biomedical and industrial applications since 2000. From 1993 through 2000, he served as President and COO of Flamel Technologies, Inc., a company developing, manufacturing and licensing drug and agrochemical delivery technologies and products. He has also served as President of ISP Filters and currently serves as a director for

Medisys Technologies. Dr. Morra holds a Ph.D. in polymer science and engineering and an M.B.A. from the University of Massachusetts, Amherst and a B.S.E. in chemical engineering from Princeton University.

    Allen Bloom. Dr. Allen Bloom, a patent attorney, has been a partner in Dechert Price & Rhoads, a law firm, for the past six years where he established and heads the patent practice group, which focuses on biotechnology, pharmaceuticals and medical devices. Prior to that time, he was Vice President, General Counsel and Secretary of The Liposome Company, Inc., a biotechnology company, for nine years. His responsibilities there included patent, regulatory and licensing activities. Dr. Bloom holds a Ph.D. in organic chemistry from Iowa State University.

Committees of the Board of Directors

    The Board of Directors performs several important functions through committees. These committees are made up of members of the Board of Directors. Unigene's by-laws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. The Board has the following four standing committees. The Board does not have a standing nominating committee.

    Audit Committee. The responsibilities of the Audit Committee include annually recommending a firm of independent public accountants to the Board to act as our auditors, reviewing the scope of the annual audit with the auditors in advance, and reviewing the results of the audit and the adequacy of our accounting, financial and operating controls. The Audit Committee also reviews our accounting and reporting principles, policies and practices; and approves fees paid to the auditors for audit and non-audit services. The current members of the Audit Committee are Messrs. Bloom, August and Morra.

    Compensation Committee. The responsibilities of the Compensation Committee include reviewing and approving the compensation, including salaries and bonuses, of our officers. The Compensation Committee also oversees the administration of our 401(k) plan and reviews and approves general benefits and compensation strategies. The current members of the Compensation Committee are Messrs. Bloom, August and Morra.

    Stock Option Committee (2000 Stock Option Plan). The Stock Option Committee for the 2000 Stock Option Plan, subject to the limitations of the plan, selects the employees to be granted options, fixes the number of shares to be covered by each option grant, and determines the exercise price and other terms and conditions of each option. The current members of this Stock Option Committee are Messrs. Bloom, August and Morra.

    Stock Option Committee (Directors Stock Option Plan). The Stock Option Committee for the Directors Stock Option Plan, subject to the limitations of the plan, interprets the plan and makes all determinations necessary for the plan's administration. The current members of this Stock Option Committee are Messrs. Jay Levy, Warren Levy and Ronald Levy.

Director Compensation

    Directors who are not employees receive an annual retainer of $8,000 as well as a fee of $1,000 for each Board meeting attended. Mr. Robert Hendrickson (who did not stand for re-election in 2001) and Dr. Bloom were the only directors who received such fees in 2000. Board members do not earn additional compensation for service on a committee.

    Under the Director Stock Option Plan, each person elected to the Board who is not an employee receives, on the date of his initial election, an initial option to purchase 21,000 shares of Unigene common stock. On May 1st of each year, each non-employee director receives an additional option to purchase 10,000 shares of Unigene common stock if he has served as a non-employee director for at least six months prior to the grant date. Each option has a ten-year term and the exercise price is equal to the market price of Unigene common stock on the date of the grant. Each initial option vests in equal installments of 1/3 over a period of three years, commencing on the date of the grant, and each additional option vests in its entirety on the first anniversary of the grant. If the director's service as a non-employee director terminates prior to the expiration of the option term, the options will remain exercisable for a 90-day period following termination of service, except if a non-employee director resigns due to disability, the options will remain exercisable for 180 days following termination, and if a non-employee director dies while serving as a director, or within 90 days following termination of service (180 days in the case of disability), the options will remain exercisable for 180 days following the person's death. After such period, the options will terminate and cease to be exercisable.

Employment Agreements

    Unigene entered into an employment agreement, effective January 1, 2000, with Dr. Warren P. Levy for an initial term of two years. Under the agreement, Dr. Levy will serve as President and Chief Executive Officer at an annual salary of $160,000 for the first year of the agreement. The Compensation Committee has discretion to approve salary increases beyond this first year.

    Unigene entered into an employment agreement, effective January 1, 2000, with Dr. Ronald S. Levy for an initial term of two years. Under the agreement, Dr. Levy will serve as Executive Vice President at an annual salary of $155,000 for the first year of the agreement. Salary increases beyond this first year are at the discretion of the Compensation Committee.

    Each agreement provides that, after the first two-year term, the agreement will be renewed on a year-to-year basis unless either party notifies the other of the desire not to renew the agreement. Either party must give this notice no later than three months prior to the scheduled termination date. Each agreement also provides that, if Unigene terminates the employment of the executive without cause or the executive resigns for good reason, which the executive has a right to do upon a change of control of Unigene or a significant reduction of the executive's responsibilities without his consent, Unigene will make a lump-sum severance payment to the executive equal to the salary that he would have earned for the remaining term of this agreement, if the remaining term (either the initial term or as extended) is more than one year; or if the remaining term of the agreement (either the initial term or as extended) is one year or less, a lump-sum payment equal to the executive's then-current annual salary.

Compensation Committee Interlocks and Insider Participation

    The Board of Directors determined executive compensation for 2000. Three of the five Board members, Warren P. Levy, Ronald S. Levy and Jay Levy, are executive officers. Jay Levy is the father of Warren and Ronald Levy.

    To satisfy Unigene's short-term liquidity needs, Jay Levy, the Chairman of the Board and an officer of Unigene, and Warren Levy and Ronald Levy, directors and officers of Unigene, and another Levy family member from time to time have made loans to Unigene. During the first quarter of 2001, Jay Levy loaned Unigene $1,600,000 and Warren Levy and Ronald Levy each made demand loans to Unigene of $5,000. During the second quarter of 2001, Jay Levy made demand loans to Unigene of $1,950,000. During the third quarter of 2001, Jay Levy made demand loans to Unigene of $1,475,000. From October 1, 2001 through November 30, 2001, Jay Levy made demand loans to Unigene of an additional $725,000. Due to the fact that Unigene did not make principal and interest payments on certain loans when due, interest on loans through March 4, 2001 increased an additional 5% per year and is calculated on both past due principal and interest. This additional interest was approximately $382,000, and total interest expense on all Levy loans was approximately $793,000 for the first nine months of 2001. The Levys have waived all default provisions including additional interest penalties due under these loans through December 31, 2000. As of November 30, 2001, total accrued interest on all Levy loans was approximately $1,909,000 and the outstanding loans by these individuals to Unigene, classified as short-term debt, totaled $10,503,323 and consist of:

o Loans from Jay Levy in the aggregate principal amount of $3,465,000, which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus 5.25% (11. 25% at November 30, 2001) that are classified as short-term debt. These loans were originally at the Merrill Lynch Margin Loan Rate plus .25%. These loans are secured by a security interest in Unigene's equipment and real property. Accrued interest on these loans at November 30, 2001 was approximately $1,041,000.

o Loans from Jay Levy in the aggregate principal amount of $1,870,000 evidenced by term notes maturing January 2002, and bearing interest at the fixed rate of 11% per year. These loans were originally at 6%. These loans are secured by a security interest in all of Unigene's equipment and a mortgage on Unigene's real property. The terms of the notes require Unigene to make installment payments of principal and interest beginning in October 1999 and ending in January 2002 in an aggregate amount of $72,426 per month. No installment payments have been made to date. Accrued interest on these loans at November 30, 2001 was approximately $377,000.

o Loans from Jay Levy in the aggregate principal amount of $4,650,000 which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus .25%, (6. 25% at November 30, 2001) and are classified as short-term debt and which are secured by a security interest in certain of our patents. Accrued interest on these loans at November 30, 2001 was approximately $137,000.

o Loans from Warren Levy in the aggregate principal amount of $260,000 which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus 5.25% (11. 25% at November 30, 2001) that are classified as short-term debt. These loans were originally at the Merrill Lynch Margin Loan Rate plus .25%. An additional loan in the amount of $5,000 bears interest at the Merrill Lynch Loan Rate plus .25% (6. 25% at November 30, 2001) and is classified as short-term debt. These loans are secured by a secondary security interest in Unigene's equipment and real property. Accrued interest on these loans at November 30, 2001 was approximately $178,000.

o Loans from Ronald Levy in the aggregate principal amount of $248,323 which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus 5.25% (11. 25% at November 30, 2001) that are classified as short-term debt. These loans were originally at the Merrill Lynch Margin Loan Rate plus .25%. An additional loan in the amount of $5,000 bears interest at the Merrill Lynch Margin Loan Rate plus .25% (6. 25% at November 30, 2001) and is classified as short-term debt. These loans are secured by a secondary security interest in Unigene's equipment and real property. Accrued interest on these loans at November 30, 2001 was approximately $176,000.

Executive Compensation

    The following table shows, for the years 1998, 1999 and 2000, the compensation paid to the Chief Executive Officer and to each other executive officer whose salary and bonus, for their services in all capacities in 2000 exceeded $100,000:



                                        Summary Compensation Table

                                                                           Long-Term
                                                                          Compensation
                                                                          ------------

                         Annual Compensation                                 Awards          Payouts
                         -------------------                                 ------          -------
                                                          Other            Restricted
                                                          Annual              Stock   Options/      LTIP            All Other
Name and Position         Year   Salary($)  Bonus($)  Compensation($)(2)    Awards($)  SARs(#)     Payouts($)   Compensation($)(1)
----------------------------------------------------------------------------------------------------------------------------------
Warren P. Levy            2000   $160,175    $   0         $      0         $   0            0        $   0           $  13,902
   President, Chief       1999    146,211        0                0             0            0            0              13,866
   Executive Officer      1998    146,231        0                0             0            0            0              13,830

Dr. Ronald S. Levy        2000    155,260        0                0             0            0            0              16,864
   Executive Vice         1999    141,563        0                0             0            0            0              16,862
   President              1998    141,618        0                0             0            0            0              16,792

Dr. James P. Gilligan     2000    148,034        0            7,615             0            0            0                   0
   Vice President         1999    139,216        0            7,235             0      135,000            0                   0



1 Represents premium we paid on executive split-dollar life insurance. 2 Represents reimbursement for unused vacation days.

Aggregated Option Exercises and Year-End Option Values

        The following table shows information about any option exercises during the year ended December 31, 2000, and the number and value of unexercised options held as of December 31, 2000, by each of the executive officers named in the Summary Compensation Table:

                                                                     Shares Underlying                Value of Unexercised
                                                                    Unexercised Options              In-the-Money Options(1)
                                      Exercises during            -----------------------            -----------------------
                                      the Fiscal Year
                               Number of
           Name             Shares Acquired    Value Realized   Exercisable     Unexercisable     Exercisable       Unexercisable
------------------------    ---------------    --------------   -----------     -------------     -----------       -------------
 Dr. Warren P. Levy               0                   0                 0                0                0                   0
 Dr. Ronald S. Levy               0                   0                 0                0                0                   0
 Dr. James P. Gilligan            0                   0           346,000           44,000          $77,595             $37,755

        1   Based upon a closing price of $1.53 on December 31, 2000.


                             Principal Stockholders

    The following table shows information as of November 30, 2001, concerning the beneficial ownership of Unigene common stock by each of Unigene's directors, each executive officer of Unigene listed in the Summary Compensation Table, and all directors and executive officers of Unigene as a group and each other person known by Unigene to be the beneficial owner of more than 5% of Unigene's common stock.

    The ownership percentages listed on the table are based on 50,316,544 shares of Unigene common stock outstanding as of November 30, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. A person generally is deemed to be the beneficial owner of shares over which he has either voting or investment power. Shares underlying options that are currently exercisable, or that will become exercisable within 60 days, are deemed to be beneficially owned by the person holding the options, and are deemed to be outstanding for the purpose of computing the beneficial ownership percentage of that person, but are not considered to be outstanding for the purpose of computing the ownership percentage of any other person.

    Except as otherwise noted, the persons and the group identified in the table have sole voting and sole investment power with respect to all the shares of Unigene common stock shown as beneficially owned by them. Except as otherwise indicated, the address of each beneficial owner listed below is c/o Unigene Laboratories, Inc., 110 Little Falls Road, Fairfield, New Jersey 07004.

                                 Amount and Nature of
Name of Beneficial Owner         Beneficial Ownership     Percent of Class
------------------------         --------------------     ----------------
Fusion Capital Fund II, LLC          3,365,853 (1)              6.6%
222 Merchandise Mart Plaza
Chicago, IL 60654

Warren P. Levy                       1,980,545 (2)              3.9%
Ronald S. Levy                       1,995,545 (2)              4.0%
Jay Levy                               593,095 (3)              1.2%
James P. Gilligan                      421,660 (4)                *
J. Thomas August                        12,552                    *
Bruce S. Morra                              --                    *
Allen Bloom                             51,000 (5)                *
Officers and Directors
      as a Group (7 persons)         4,854,397 (2,6)            9.6%

* Less than one percent.

    1 Includes 1,000,000 shares that Fusion has the right to acquire upon the exercise of a warrant.

    2 Includes 200,000 shares of Unigene common stock held in a family trust over which Warren P. Levy and Ronald S. Levy, in their capacity as trustees, share voting and dispositive power.

    3 Includes 70,000 shares of Unigene common stock that Mr. Levy has the right to acquire upon the exercise of stock options that are exercisable either immediately or within 60 days.

    4 Includes 402,000 shares of Unigene common stock that Dr. Gilligan has the right to acquire upon the exercise of stock options that are exercisable either immediately or within 60 days.

    5 Includes 50,000 shares of Unigene common stock that Dr. Bloom has the right to acquire upon the exercise of stock options that are exercisable either immediately or within 60 days.

    6 Includes an aggregate of 522,000 shares of Unigene common stock that such persons have the right to acquire upon the exercise of stock options that are exercisable either immediately or within 60 days.



                             THE FUSION TRANSACTION

General

         On May 9, 2001, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC under which Fusion agreed to purchase on each trading day during the term of the agreement, $43,750 of our common stock or an aggregate of $21 million. The $21 million of common stock is to be purchased over a 24 month period, commencing May 18, 2001, subject to a six month extension or earlier termination at our discretion. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price.


Purchase Of Shares Under The Common Stock Purchase Agreement

         Under the common stock purchase agreement, on each trading day Fusion is obligated to purchase a specified dollar amount of our common stock. Subject to our right to suspend such purchases at any time, and our right to terminate the agreement with Fusion at any time, each as described below, Fusion shall purchase on each trading day during the term of the agreement $43,750 of our common stock. This daily purchase amount may be decreased by us at any time. We also have the right to increase the daily purchase amount at any time, provided however, we may not increase the daily purchase amount above $43,750 unless our stock price is above $4.00 per share for five consecutive trading days. The purchase price per share is equal to the lesser of:

    o   the lowest sale price of our common stock on the purchase date; or

    o the average of the five (5) lowest closing sale prices of our common stock during the fifteen (15) consecutive trading days prior to the date of a purchase by Fusion.

         The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing sale price is used to compute the purchase price. Fusion may not purchase shares of our common stock under the common stock purchase agreement if Fusion, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion. However, even though Fusion may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion is still obligated to pay to us $43,750 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Fusion has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion will ever reach the 9.9% limitation.

The following table sets forth the number of shares of our common stock that would be sold to Fusion under the common stock purchase agreement at varying purchase prices:


        Assumed                                          Percentage Outstanding     Proceeds from the Sale of 11,785,396
        Average             Number of Shares to be     After Giving Effect to the   Shares to Fusion Under the Common
    Purchase Price          Issued if Full Purchase      Issuance to Fusion (1)          Stock Purchase Agreement
    --------------          -----------------------      ----------------------          -------------------------
         $0.40                48,689,500                    49.2%                            $ 4,714,158
         $0.55(2)             35,410,545                    41.3%                            $ 6,481,968
         $1.00                19,475,800                    27.9%                            $11,785,396
         $2.00                 9,737,900                    16.2%                            $23,570,792
         $3.00                 6,491,933                    11.4%                            $35,356,188
         $4.00                 4,868,950                     8.8%                            $47,141,584


--------------------

    (1) Based on 50,316,544 shares outstanding as of December 7, 2001. Includes the issuance of 2,000,000 shares of common stock issued to Fusion as a commitment fee and the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column. Excludes 1,000,000 shares of common stock underlying warrants issued to Fusion as a commitment fee.
    (2) Closing sale price of our common stock on December 7, 2001.
    (3) Based on a remaining available balance of $19,475,800 under the common stock purchase agreement.

Minimum Purchase Price

         Fusion shall not be obligated to purchase any shares of our common stock in the event that the purchase price is less than $.25.

                         Our Right To Suspend Purchases

         We have the unconditional right to suspend purchases at any time for any reason effective upon one trading day's notice. Any suspension would remain in effect until our revocation of the suspension. To the extent we need to use the cash proceeds of the sales of common stock under the common stock purchase agreement for working capital or other business purposes, we do not intend to restrict purchases under the common stock purchase agreement.

Our Right To Increase and Decrease the Daily Purchase Amount

         We have the unconditional right to decrease the daily amount to be purchased by Fusion at any time for any reason effective upon one trading day's notice. We also have the right to increase the daily purchase amount at any time for any reason; provided however, we may not increase the daily purchase amount above $43,750 unless our stock price has been above $4.00 per share for five consecutive trading days. For any trading day that the sale price of our common stock is below $4.00, the daily purchase amount shall not be greater than $43,750.

Our Termination Rights

         We have the unconditional right at any time for any reason to give notice to Fusion terminating the common stock purchase agreement. Such notice shall be effective one trading day after Fusion receives such notice.

Effect of Performance of the Common Stock Purchase Agreement on our Shareholders

         All shares registered in this offering will be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to approximately 17 months from the date of this prospectus. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and to be highly volatile. Fusion may ultimately purchase all of the shares of common stock issuable under the common stock purchase agreement, and it may sell some, none or all of the shares of common stock it acquires upon purchase. Therefore, the purchases under the common stock purchase agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right at any time for any reason to: (1) reduce the daily purchase amount,
(2) suspend purchases of the common stock by Fusion and (3) terminate the common stock purchase agreement.

No Short-Selling or Hedging by Fusion

         Fusion has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the common stock purchase agreement.

Events of Default

         Generally, Fusion may terminate the common stock purchase agreement without any liability or payment to the Company upon the occurrence of any of the following events of default:

         o if for any reason the shares offered by this prospectus cannot be sold pursuant to this prospectus for a period of ten consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

         o suspension by the OTC Bulletin Board of our common stock from trading for a period of ten consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

         o our failure to satisfy the requirements for continued listing on the OTC Bulletin Board for a period of ten consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

         o the transfer agent`s failure for five trading days to issue to Fusion shares of our common stock which Fusion is entitled to under the common stock purchase agreement;

         o any material breach of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which could have a material adverse affect on us subject to a cure period of ten trading days;

         o a default by us of any payment obligation in excess of $1.0 million; or

         o any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.


Commitment Shares Issued to Fusion

                   Under the terms of the common stock purchase agreement Fusion has received 2,000,000 shares of our common stock as a commitment fee and warrants to purchase 1,000,000 shares of our common stock, exercisable at $.50 per share. Unless an event of default occurs, these shares must be held by Fusion until 24 months from the date of the common stock purchase agreement, which is approximately May 2003, or the date the common stock purchase agreement is terminated.

No Variable Priced Financings

               Until the termination of the common stock purchase agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities unless we have obtained Fusion's prior written consent.

               SELLING  STOCKHOLDER

The following table presents information regarding the selling stockholder. Neither the selling stockholder nor any of its affiliates has held a position or office, or had any other material relationship, with us.

                                                                  Percentage of                           Percentage of
                                                     Shares       Outstanding                             Outstanding
                                                  Beneficially       Shares                                  Shares
                                                     Owned        Beneficially        Shares to be        Beneficially
                  Selling                            Before       Owned  Before       Sold in the         Owned  Before
                Stockholder                         Offering      Offering (1)         Offering           Offering (1)
                -----------                       ------------   --------------      ------------        --------------
      Fusion Capital Fund II, LLC (1) (2)           3,365,853         6.6%              3,365,853              0%

    ----------------------

    (1) As of the date hereof, 4,214,604 shares of our common stock have been acquired by Fusion under the common stock purchase agreement. Fusion may acquire up to an additional 11,785,396 shares under the common stock purchase agreement. Percentage of outstanding shares is based on 50,316,544 shares of common stock outstanding as of December 7, 2001, together with such additional December 7, 2001 shares of common stock that may be acquired by Fusion from us under the common stock purchase agreement after the date hereof. Fusion may not purchase shares of our common stock under the common stock purchase agreement if Fusion, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion. However, even though Fusion may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion is still obligated to pay to us $43,750 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Fusion has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion will ever reach the 9.9% limitation.


    (2) Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion, are deemed to be beneficial owners of all of the shares of common stock owned by Fusion. Messrs. Martin and Scheinfeld have shared voting and disproportionate power over the shares being offered under this prospectus.

                              Plan of Distribution

               The common stock offered by this prospectus is being offered by Fusion Capital Fund II, LLC, the selling stockholder. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:

         o   ordinary brokers' transactions;
         o   transactions involving cross or block trades;
         o through brokers, dealers, or underwriters who may act solely as agents
         o   "at the market" into an existing market for the common stock;
         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
         o   in privately negotiated transactions; or
         o   any combination of the foregoing.


               In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

               Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

               Fusion is an "underwriter" within the meaning of the Securities Act.

               Neither we nor Fusion can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Fusion, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder and any other required information.

               We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify Fusion and related persons against specified liabilities, including liabilities under the Securities Act.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

               Fusion and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the common stock purchase agreement.

               We have advised Fusion that while it is engaged in a distribution of the shares included in this Prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

               This offering will terminate on the date that all shares offered by this Prospectus have been sold by Fusion.

                                  Legal Matters

        The validity of the Unigene common stock offered by this prospectus will be passed upon for Unigene by Covington & Burling, Washington, D.C.

                                     Experts

        Unigene's audited financial statements as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of KPMG LLP as experts in accounting and auditing. The audit report of KPMG LLP covering the December 31, 2000 financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and working capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty. Also, the report of KPMG LLP covering the December 31, 2000 financial statements refers to a change in the method of revenue recognition for up-front non-refundable license fees in 2000.

                             Additional Information

        Unigene has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission. This prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Some information is omitted from this prospectus in accordance with the rules of the Securities and Exchange Commission and you should refer to the Registration Statement and its exhibits for additional information. Unigene also files annual and quarterly reports, proxy statements and other information with the SEC. You may review a copy of the Registration Statement and any other documents filed with the Securities and Exchange Commission at its public reference room located at 450 Fifth Street, Washington, D.C. 20549, and at the SEC's regional offices in Chicago, Illinois and New York, New York. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Unigene's SEC filings and the Registration Statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov.

        You should rely only on the information contained in this prospectus. Unigene has not authorized anyone to provide you with any information that is different from that contained in this prospectus. The information contained in this prospectus is accurate as of the date of this prospectus. You should not assume that there has been no changes in the affairs of Unigene since the date of this prospectus or that the information in this prospectus is correct as of any time after the date of this prospectus, regardless of the time that this prospectus is delivered or any sale of the common stock offered by this prospectus is made. This prospectus is not an offer to sell or a solicitation of an offer to buy the shares covered by this prospectus in any jurisdiction where the offer or solicitation is unlawful. In this prospectus, "Unigene," "we," "us" and "our" refer to Unigene Laboratories, Inc.


Unigene Laboratories, Inc.
INDEX TO FINANCIAL STATEMENTS

                                                                                                    Page
                                                                                                    ----
Fiscal Years Ended December 31, 2000, 1999 and 1998
   Independent Auditors' Report...................................................................  F-2
   Balance Sheets-- December 31, 2000 and December 31, 1999.......................................  F-3
   Statements of Operations--Years Ended December 31, 2000, 1999 and 1998.........................  F-4
   Statements of Stockholders' Equity (Deficit) --Years Ended December 31, 2000, 1999 and 1998....  F-5
   Statements of Cash Flows--Years Ended December 31, 2000, 1999 and 1998.........................  F-7
   Notes to Financial Statements--Years Ended December 31, 2000, 1999 and 1998....................  F-8

Three Months and Nine Months Ended September 30, 2001 and 2000
   Condensed Balance Sheets - September 30, 2001 (Unaudited) and December 31, 2000................  F-19
   Condensed Statements of Operations (Unaudited) - Three Months and Nine Months
        Ended September 30, 2001 and 2000.........................................................  F-20
   Condensed Statements of Cash Flows (Unaudited) - Nine Months Ended
        September 30, 2001 and 2000...............................................................  F-21
   Notes to Condensed Financial Statements........................................................  F-22

INDEPENDENT AUDITORS' REPORT


The Stockholders and Board of Directors
Unigene Laboratories, Inc.:

We have audited the financial statements of Unigene Laboratories, Inc. as listed in the accompanying index. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unigene Laboratories, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 17 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 17. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for revenue recognition for up-front non-refundable license fees in 2000.


 /S/ KPMG LLP
-------------
KPMG LLP


Short Hills, New Jersey
March 30, 2001

                           UNIGENE LABORATORIES, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 and 1999

                                                                                     2000               1999
                                                                                     ----               ----

ASSETS
------
Current assets:
      Cash and cash equivalents                                                  $     17,108      $    682,629
      Contract receivables                                                            165,671         3,526,229
      Prepaid expenses                                                                129,493           210,195
      Inventory (Note 8)                                                              415,420           867,566
                                                                                 ------------      ------------
                             Total current assets                                     727,692         5,286,619

Property, plant and equipment - net (Note 4)                                        5,684,127         6,740,354

Patents and other intangibles, net                                                  1,288,686         1,264,268
Investment in joint venture (Note 5)                                                  900,000                --
Other assets                                                                          446,894           486,612
                                                                                 ------------      ------------
                                                                                 $  9,047,399      $ 13,777,853
                                                                                 ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------

Current liabilities:
      Accounts payable                                                           $  2,834,556      $  1,258,334
      Accrued expenses (Note 9)                                                     3,761,277         2,217,413
      Notes payable - stockholders (Note 3)                                         2,873,323         1,140,000
      Current portion - long-term notes payable -
        stockholders                                                                1,870,000           960,606
      5% convertible debentures (Note 6)                                            2,400,000         2,400,000
      Current portion - capital lease obligations (Note 10)                            55,398            69,708
      Deferred revenue                                                                200,000                --
                                                                                 ------------      ------------
                             Total current liabilities                             13,994,554         8,046,061

Notes payable - stockholders, excluding
  current portion (Note 3)                                                                 --           909,394
Joint venture obligation, excluding current portion                                   495,000                --
Capital lease obligations, excluding
  current portion (Note 10)                                                            50,572            93,415

Commitments and contingencies (Notes 5,6,7,11 and 18)
Stockholders' equity (deficit) (Notes 7,12 and 13):
      Common Stock - par value $.01 per share, authorized 60,000,000 shares, issued 44,441,855 shares in 2000 and
           43,088,184 shares in 1999                                                  444,419           430,882
      Additional paid-in capital                                                   70,053,710        67,207,604
      Deferred stock option compensation                                             (284,948)               --
      Deferred stock offering costs                                                  (327,000)               --
      Accumulated deficit                                                         (75,377,877)      (62,908,472)
      Less: Treasury stock, at cost,
                  7,290 shares                                                         (1,031)           (1,031)
                                                                                 ------------      ------------
                             Total stockholders' equity (deficit)                  (5,492,727)        4,728,983
                                                                                 ------------      ------------
                                                                                 $  9,047,399      $ 13,777,853
                                                                                 ============      ============

See accompanying notes to financial statements.

                           UNIGENE LABORATORIES, INC.
                            STATEMENTS OF OPERATIONS
                  Years Ended December 31, 2000, 1999 and 1998

                                                                                    2000              1999              1998
                                                                                    ----              ----              ----
 Licensing and other revenue                                                    $  3,286,961      $  9,589,413      $  5,049,844
                                                                                ------------      ------------      ------------
Operating expenses:
      Research and development                                                    11,484,379         9,374,528         9,041,618
      General and administrative                                                   3,187,465         2,211,778         2,067,958
                                                                                ------------      ------------      ------------
                                                                                  14,671,844        11,586,306        11,109,576
                                                                                ------------      ------------      ------------
Operating loss                                                                   (11,384,883)       (1,996,893)       (6,059,732)

Other income (expense):
      Interest income                                                                 49,130            37,545           107,502
      Interest expense                                                            (1,198,508)       (1,171,260)         (784,972)
                                                                                ------------      ------------      ------------
Loss before income taxes,
      extraordinary item and cumulative
      effect of accounting change                                                (12,534,261)       (3,130,608)       (6,737,202)

Income tax benefit (Note 14)                                                       1,064,856         1,553,268                --
                                                                                ------------      ------------      ------------

Loss before extraordinary item and cumulative
      effect of accounting change                                                (11,469,405)       (1,577,340)       (6,737,202)

Extraordinary item-loss
      on early extinguishment of debt (Note 6)                                            --                --          (143,810)

Cumulative effect of revenue recognition
      accounting change (Note 2)                                                  (1,000,000)               --                --
                                                                                ------------      ------------      ------------
Net loss                                                                        $(12,469,405)     $ (1,577,340)     $ (6,881,012)
                                                                                ============      ============      ============
Loss per share - basic and diluted:
       Loss before extraordinary item
         and cumulative effect of accounting change                             $       (.26)     $       (.04)     $       (.17)

       Extraordinary item                                                                 --                --              (.01)

      Cumulative effect of accounting change                                            (.02)               --                --
                                                                                ------------      ------------      ------------
      Net loss per share                                                        $       (.28)     $       (.04)     $       (.18)

                                                                                ============      ============      ============

Weighted average number of shares
 outstanding - basic and diluted                                                  44,008,154        40,718,519        38,701,253
                                                                                ============      ============      ============
Pro forma amounts assuming the new revenue recognition principle is applied retroactively, exclusive of cumulative effect adjustment:

  Loss before extraordinary item                                                $(11,469,405)     $   (777,340)     $ (5,937,202)
                                                                                ============      ============      ============
  Net loss                                                                      $(11,469,405)     $   (777,340)     $ (6,081,012)
                                                                                ============      ============      ============
Earnings per share -- basic and diluted:
  Loss before extraordinary item                                                $       (.26)     $       (.02)     $       (.15)

                                                                                ============      ============      ============
  Net loss                                                                      $       (.26)     $       (.02)     $       (.16)
                                                                                ============      ============      ============

See accompanying notes to financial statements.

                           UNIGENE LABORATORIES, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  Years Ended December 31, 2000, 1999 and 1998

                                    Common Stock
                                   ---------------                                Deferred      Deferred
                                                                  Additional      Stock           Stock
                                   Number of         Par          Paid-in         Option        Offering      Accumulated
                                    Shares           Value        Capital       Compensation      Costs         Deficit
                                  -------------     --------      ------------  -------------   --------     ------------
Balance,
 January 1, 1998                    38,517,722   $  385,177     $ 63,499,439  $      --     $      --      $(54,450,120)


Conversion of 9.5%
 Debentures                            448,834        4,489          495,705         --            --               --

Conversion of
 notes payable -
 stockholders                          163,635        1,636          220,091         --            --               --

Conversion of
 10% Debentures and
 accrued interest                      214,131        2,141          202,234         --            --               --


Value of 5% Debentures allocated
 to beneficial conversion feature
 and related warrants                       --           --          686,796         --            --               --

Exercise of
 stock options                          40,500          405           47,564         --            --               --

Issuance of warrants
 as compensation                            --           --            6,574         --            --               --


Net loss                                    --           --               --         --            --       (6,881,012)
                                  ------------   ----------     ------------    -------     ---------     ------------
Balance,
 December 31, 1998                  39,384,822      393,848       65,158,403         --            --      (61,331,132)

Conversion of 5%
  Debentures into
  Common Stock
  and Warrants                       3,528,125       35,281        1,859,994         --            --               --


Issuance of Common
  Stock as payment of
  interest on 5%
  Debentures                           175,237        1,753          189,207         --            --               --


Net loss                                    --           --               --         --            --       (1,577,340)

                                   ------------   ----------     ------------    -------     ---------     ------------





                                       Treasury
                                        Stock          Total
                                     -----------      -------
Balance,
 January 1, 1998                     $   (1,031)    $ 9,433,465


Conversion of 9.5%
 Debentures                                 --          500,194

Conversion of
 notes payable -
 stockholders                               --          221,727

Conversion of
 10% Debentures and
 accrued interest                           --          204,375


Value of 5% Debentures allocated
 to beneficial conversion feature
 and related warrants                       --          686,796

Exercise of
 stock options                              --           47,969

Issuance of warrants
 as compensation                            --            6,574


Net loss                                    --       (6,881,012)
                                    ----------      -----------
Balance,
 December 31, 1998                      (1,031)       4,220,088

Conversion of 5%
  Debentures into
  Common Stock
  and Warrants                              --        1,895,275


Issuance of Common
  Stock as payment of
  interest on 5%
  Debentures                                --          190,960


Net loss                                    --       (1,577,340)
                                     ----------      -----------



                                                                     (Continued)
                                      F-5

                           UNIGENE LABORATORIES, INC.
            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (Continued)
                  Years Ended December 31, 2000, 1999 and 1998

                           Common Stock
                          ---------------                          Deferred     Deferred
                                                   Additional      Stock          Stock
                          Number of      Par       Paid-in         Option       Offering    Accumulated   Treasury
                           Shares        Value     Capital       Compensation     Costs       Deficit       Stock         Total
                         -------------  --------   ------------  -------------  --------   ------------   --------        -----
Balance,
 December 31,
  1999                   43,088,184   $430,882    $67,207,604            --           --   $(62,908,472)   $  (1,031)  $  4,728,983

Exercise of
 warrants                 1,118,071     11,181      1,317,087            --           --             --           --      1,328,268

Exercise of
 stock options              235,600      2,356        298,177            --           --             --           --        300,533

Deferred stock
 option compensation             --         --        683,733      (284,948)          --             --           --        398,785

Deferred stock offering
 costs                           --         --        327,000            --     (327,000)            --           --             --

Issuance of warrants
 as compensation                 --         --        220,109            --           --             --           --        220,109

Net loss                         --         --             --            --           --    (12,469,405)          --    (12,469,405)
                         ----------  ---------    -----------    ----------    ---------   ------------    ---------   ------------
Balance,
December 31,
 2000                    44,441,855   $444,419    $70,053,710    $ (284,948)   $(327,000)  $(75,377,877)   $  (1,031)  $ (5,492,727)
                         ==========  =========    ===========    ==========    =========   ============    =========   ============


See accompanying notes to financial statements.

                           UNIGENE LABORATORIES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                          Years Ended December 31,
                                                                  ----------------------------------------
                                                                  2000              1999              1998
                                                                  ----              ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ................................................     $(12,469,405)     $ (1,577,340)     $ (6,881,012)
Adjustments to reconcile net loss to net
   cash used by operating activities:
 Non-cash cumulative effect adjustment ..................        1,000,000                --                --
 Amortization of deferred revenue .......................         (800,000)               --                --
 Non-cash compensation ..................................          618,894                --             6,574
 Depreciation and amortization ..........................        1,617,957         1,558,663         1,552,734
 Amortization of beneficial conversion feature on 5%
    Debentures ..........................................               --           197,193           489,603
 20% premium on 5% Debentures ...........................               --           400,000                --
 Payment of interest through the issuance of Common Stock               --           190,960            44,060
 Decrease in other assets ...............................           42,312            64,528            48,500
 (Increase) decrease in contract receivables ............        3,360,558        (3,210,171)         (316,058)
(Increase) decrease in prepaid expenses and
   inventory ............................................          532,848          (188,092)          (55,424)
 Increase in accounts payable and accrued
   expenses .............................................        2,715,086         1,163,795           247,237
                                                              ------------      ------------      ------------
 Net cash used for operating activities .................       (3,381,750)       (1,400,464)       (4,863,786)
                                                              ------------      ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Construction of leasehold and building improvements .....         (235,764)           (4,010)           (8,384)
Purchase of furniture and equipment .....................         (283,589)         (134,127)          (76,486)
Increase in patents and other assets ....................          (69,389)          (88,695)         (264,959)
                                                              ------------      ------------      ------------
Net cash used in investing activities ...................         (588,742)         (226,832)         (349,829)
                                                              ------------      ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt ................               --         1,870,000         4,000,000
Proceeds from issuance of short-term debt, net ..........        1,733,323           100,000                --
Repayment of long-term debt and capital lease
  obligations ...........................................          (57,153)          (62,739)         (304,138)
Exercise of stock options and warrants ..................        1,628,801                --            47,969
Debt issuance and other costs ...........................               --                --          (253,879)
                                                              ------------      ------------      ------------
Net cash provided by financing activities ...............        3,304,971         1,907,261         3,489,952
                                                              ------------      ------------      ------------
Net increase (decrease) in cash and
  cash equivalents ......................................         (665,521)          279,965        (1,723,663)
Cash and cash equivalents at
  beginning of period ...................................          682,629           402,664         2,126,327
                                                              ------------      ------------      ------------
Cash and cash equivalents at end of period ..............     $     17,108      $    682,629      $    402,664
                                                              ============      ============      ============
SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash investing and financing activities:
Investment in joint venture and related obligations .....     $    900,000                --                --
Acquisition of equipment through capital leases .........               --      $     36,617      $    221,900
Conversion of convertible debentures and accrued
  interest  into Common Stock ...........................               --      $  2,190,960      $    707,069
Conversion of notes payable - stockholders
  into Common Stock .....................................               --                --      $    225,000
Value of beneficial conversion feature and related
  warrants on issuance of  5% Debentures ................               --                --      $    686,796
                                                              ============      ============      ============
Cash paid for interest ..................................     $     39,800      $     24,700      $    119,000
                                                              ============      ============      ============

See accompanying notes to financial statements

                           UNIGENE LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


1. Description of Business

Unigene Laboratories, Inc. (the "Company"), a biopharmaceutical company, was incorporated in the State of Delaware in 1980. The Company's single business segment focuses on research, production and delivery of peptides for medical use. The Company has concentrated most of its efforts to date on one product - Calcitonin, for the treatment of osteoporosis and other indications. The Company's initial products will be injectable, nasal and oral formulations of Calcitonin. The Company's Calcitonin products require clinical trials and approvals from regulatory agencies as well as acceptance in the marketplace. The Company's injectable Calcitonin product has been approved for marketing in all 15-member states of the European Union for the treatment of Paget's disease and hypercalcemia associated with malignancy. Through December 31, 2000, sales of injectable Calcitonin have not been significant. Although the Company believes its patents and patent applications are valid, the invalidation of its patents or the failure of certain of its pending patent applications to issue as patents could have a material adverse effect upon its business. The Company competes with specialized biotechnology companies, major pharmaceutical and chemical companies and universities and research institutions. Many of these competitors have substantially greater resources than does the Company. During 2000, 1999 and 1998, almost all of the Company's revenue was generated from one customer, Pfizer (see Note 16). The Pfizer agreement was terminated in March 2001.

2. Summary of Significant Accounting Policies & Practices

Segment Information -The Company is managed and operated as one business. The entire business is managed by a single management team that reports to the chief executive officer. The Company does not operate separate lines of business or separate business entities with respect to any of its product candidates. Accordingly, the Company does not prepare discrete financial information with respect to separate product areas or by location and does not have separately reportable segments as defined by Statement of Financial Accounting Standards
(SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information."

Property, Plant and Equipment - Property, plant and equipment are carried at cost. Equipment under capital leases are stated at the present value of the minimum lease payments. Depreciation is computed using the straight-line method. Amortization of equipment under capital leases and leasehold improvements is computed over the shorter of the lease term or estimated useful life of the asset. Additions and improvements are capitalized, while repairs and maintenance are charged to expense as incurred.

Research and Development - Research and development expenses include the costs associated with internal research and development by the Company and research and development conducted for the Company by outside advisors, sponsored university-based research partners, and clinical study partners. All research and development costs discussed above are expensed as incurred. Expenses reimbursed under research and development contracts, which are not refundable, are recorded as a reduction to research and development expense in the statement of operations.

Revenue Recognition - Research and development contract revenues are recognized based upon the successful completion of various benchmarks as set forth in the individual agreements. Commencing in 2000, non-refundable license fees received upon execution of license agreements where the Company has continuing involvement are deferred and recognized as revenue over the life of the agreement. Prior to the implementation of SAB 101, non-refundable license fees received upon execution of license agreements were recognized as revenue immediately. Revenue from the sale of product is recognized upon shipment to the customer.

In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 summarizes certain of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements and specifically addresses revenue recognition in the biotechnology industry for non-refundable technology access fees and other non-refundable fees. The Company was required to adopt SAB 101, as amended, in the fourth quarter of 2000 with an effective date of January 1, 2000, and the recognition of a cumulative effect adjustment calculated as of January 1, 2000. The Company adopted SAB 101 in 2000, changing its revenue recognition policy for up-front licensing fees that require services to be performed in the future from immediate revenue recognition to deferral of revenue with the up-front fee recognized over the life of the agreement. In 1997, the Company recognized $3,000,000 in revenue from an up-front licensing fee from Pfizer. With the adoption of SAB 101, the Company is now recognizing this revenue over a 45 month period, equivalent to the term of its oral Calcitonin agreement with Pfizer which was terminated in March 2001. The Company therefore recognized a non-cash cumulative effect adjustment of $1,000,000 as of January 1, 2000 representing a revenue deferral over the remaining 15 months of the agreement. The Company recognized $800,000 of revenue in 2000 and $200,000 in revenue will be recognized in 2001 as a result of this deferral. The pro forma effects of retroactive application of this new revenue recognition principle on net loss and related per share amounts, for the years ended December 31, 2000, 1999 and 1998 are presented in the accompanying statements of operations.

Patents and Other Intangibles - Patent costs are deferred pending the outcome of patent applications. Successful patent costs are amortized using the straight-line method over the lives of the patents. Unsuccessful patent costs are expensed when determined worthless. As of December 31, 2000, six of the Company's patents had issued in the U.S. and numerous have issued in various foreign countries. Various other applications are still pending. Other intangibles are recorded at cost and are amortized over their estimated useful lives. Accumulated amortization on patents and other intangibles is $186,000 and $143,600 at December 31, 2000 and 1999, respectively.

Stock Option Plan - The Company accounts for stock options issued to employees and directors in accordance with the provisions of Accounting Principles Board
(APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense is recorded on fixed stock option grants only if the current market price of the underlying stock exceeded the exercise price; compensation expense on variable stock option grants is estimated until the measurement date. As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation", the Company provides pro forma net income and pro forma earnings per share disclosures for employee and director stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and warrants issued to consultants on a fair value basis in accordance with SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of - The Company accounts for the impairment of long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Net Loss per Share - The Company computes and presents both basic and diluted earnings per share ("EPS") on the face of the statement of operations. Basic EPS is computed using the weighted average number of common shares outstanding during the period being reported on. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock at the beginning of the period being reported on and the effect was dilutive. The Company's net loss and weighted average shares outstanding used for computing diluted loss per share were the same as that used for computing basic loss per share for each of the years ended December 31, 2000, 1999 and 1998 because the Company's convertible debentures, stock options and warrants were not included in the calculation since the inclusion of such potential shares (approximately 3,200,000 potential shares of Common Stock at December 31, 2000) would be antidilutive.

Cash Equivalents - The Company considers all highly liquid securities purchased with an original maturity of three months or less to be cash equivalents.

Inventory - Inventories are stated at the lower of cost (using the first-in, first-out method) or market.

Fair Value of Financial Instruments - The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Significant differences can arise between the fair value and carrying amounts of financial instruments that are recognized at historical cost amounts. Given our financial condition described in Note 17, it is not practicable to estimate the fair value of our financial instruments at December 31, 2000.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.      Related Party Transactions

Notes payable - stockholders. Since 1995, Warren P. Levy, Ronald S. Levy and Jay Levy each an officer and director of the Company, and another member of their family (collectively, the "Levys"), have extended loans to the Company for working capital needs. Each of the loans is evidenced by a promissory note that sets the terms of the loan. The variable interest rate on these notes is equivalent to the Merrill Lynch Margin Loan Rate plus .25%. The principal amount is collateralized by security interests in the Company's Fairfield, New Jersey plant and equipment and Boonton, New Jersey equipment.

During 1999, Jay Levy loaned the Company $1,500,000 evidenced by demand notes bearing interest at 6% per year. During the third quarter of 1999, Jay Levy loaned the Company an additional $370,000 evidenced by term notes maturing January 2002 and bearing interest at 6% per year, and the $1,500,000 of demand notes were converted into 6% term notes maturing January 2002. The Company has granted Jay Levy a security interest in all of its equipment and a mortgage on its real property to secure payment of the term notes, which are senior to all notes payable to Warren Levy and Ronald Levy. The Company is required to make installment payments on the term notes commencing in October 1999 and ending in January 2002 in an aggregate amount of $72,426 per month. No installment payments were made during 1999 or 2000. During 2000, the Levys loaned to the Company an additional $1,733,323 in short-term notes. As of December 31, 2000, the outstanding loans by the Levys to Unigene, all classified as short-term debt, consisted of: joint loans in the aggregate principal amount of $2,873,323, which are evidenced by demand notes bearing a floating interest rate equal to the Merrill Lynch Margin Loan Rate plus.25% (9.875% at December 31, 2000) and loans from Jay Levy in the aggregate principal amount of $1,870,000 evidenced by term notes maturing January 2002, and bearing interest at the fixed rate of 6% per year. During 2000, $4,600 in interest was paid on these loans. As of December 31, 2000, accrued interest on all Levy loans totalled approximately $922,000.

Interest and principal payments required under these loans have not been made by Unigene, but the Levys have waived all default provisions including additional interest penalties due under these loans through December 31, 2000.

From January 1, 2001 through March 30, 2001 the Levys loaned to the Company an additional $1,610,000 of demand notes at the Merrill Lynch Margin Loan Rate plus
 .25%, of which $500,000 is secured by a security interest in certain of our patents.

4.      Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31, 2000 and 1999:

                                                             Estimated
                                                            Depreciable
                                2000            1999           Lives
                             ----------     -----------     -----------
Building and
  improvements ........     $ 1,397,210     $ 1,377,075     25 years
Leasehold improvements        8,695,851       8,480,222     Lease Term
Manufacturing equipment       4,000,940       3,842,038     10 years
Laboratory equipment ..       2,815,870       2,704,820     5 years
Other equipment .......         466,523         466,523     10 years
Office equipment and
  furniture ...........         340,843         327,206     5 years
Equipment under capital
  leases ..............         258,517         258,517     Lease Term
                            -----------     -----------
                             17,975,754      17,456,401
Less accumulated
  depreciation and
  amortization ........      12,412,794      10,837,214
                            -----------     -----------
                              5,562,960       6,619,187
Land ..................         121,167         121,167
                            -----------     -----------
                            $ 5,684,127     $ 6,740,354
                            ===========     ===========

Depreciation and amortization expense on property, plant and equipment was $1,576,000, $1,520,000, and $1,520,000 in 2000, 1999 and 1998, respectively.

5. China Joint Venture

In June 2000, we entered into a joint venture with Shijiazhuang Pharmaceutical Group ("SPG"), a pharmaceutical company in the People's Republic of China. The joint venture will manufacture and distribute injectable and nasal Calcitonin products in China (and possibly other selected Asian markets) for the treatment of osteoporosis. We own 45% of the joint venture and will have a 45% interest in the joint venture profits and losses. In the first phase of the collaboration, SPG will contribute its existing injectable Calcitonin license to the joint venture, which will allow the joint venture to sell our product in China. The joint venture will need to file a New Drug Application in China for its injectable and nasal products. In addition, the joint venture may be required to conduct brief local human trials. If the product is successful, the joint venture may establish a facility in China to fill injectable and nasal Calcitonin products using bulk Calcitonin produced at our Boonton, New Jersey plant. Eventually the joint venture may manufacture the bulk Calcitonin in China at a new facility that would be constructed by the joint venture. This would require local financing by the joint venture. The joint venture has not yet begun operations as of December 31, 2000.

Under the terms of the joint venture with SPG, Unigene is obligated to contribute up to $405,000 in cash during 2001 and up to an additional $495,000 in cash within two years thereafter. However, these amounts may be reduced or offset by our share of joint venture profits. As of December 31, 2000, we have not made any investments in the joint venture. In addition, Unigene is obligated to pay to the Qingdao General Pharmaceutical Company an aggregate of $350,000 in 14 monthly installment payments of $25,000 in order to terminate its former joint venture in China, of which $75,000 had been paid as of December 31, 2000. We recognized the entire $350,000 obligation as an expense in 2000.

6. Convertible Debentures

In March 1996, the Company issued $3,300,000 of 9.5% Senior Secured Convertible Debentures in exchange for a secured loan of an equal amount. All of these debentures had been converted into approximately 2,924,000 shares of Common Stock as of November 15, 1998, the due date of the debentures.

In March 1996, the Company completed a private placement of $9,080,000 aggregate principal amount of 10% Convertible Debentures. The Company received net proceeds of approximately $8.1 million as a result of this placement. These debentures were to mature March 4, 1999, but as of December 31, 1998, all outstanding 10% Debentures have been converted or redeemed in full. Through December 31, 1998, $8,808,515 of principal amount of these debentures, plus approximately $355,000 of accrued interest, had been converted into approximately 4,838,000 shares of Common Stock. Due to restrictions on the total number of shares which could be issued upon conversion of the 10% Debentures, in October 1998 the Company redeemed in cash an additional $271,485 of principal, and in connection therewith paid to the holder $68,899 of accrued interest and $143,810 in redemption premiums, for an aggregate payment of $484,194. The cost of the redemption premium of $143,810 was recorded as an extraordinary loss in 1998.

In June 1998, Unigene completed a private placement of $4,000,000 in principal amount of 5% convertible debentures from which we realized net proceeds of approximately $3,750,000. The 5% debentures were convertible into shares of Unigene common stock. The interest on the debentures, at Unigene's option, was payable in shares of Unigene common stock. Upon conversion, the holder of a 5% debenture was entitled to receive warrants to purchase a number of shares of Unigene common stock equal to 4% of the number of shares issued as a result of the conversion. However, the number of shares of Unigene common stock that we are obligated to issue, in the aggregate, upon conversion, when combined with the shares issued in payment of interest and upon the exercise of the warrants, is limited to 3,852,500 shares. After this share limit is reached, Unigene is obligated to redeem all 5% debentures tendered for conversion at a redemption price equal to 120% of the principal amount, plus accrued interest. In December 1999, Unigene was unable to convert $200,000 in principal of the 5% debentures tendered for conversion because the conversion would have exceeded the share limit. As a result, we accrued, as of December 31, 1999, an amount equal to $400,000 representing the 20% premium on the outstanding $2,000,000 in principal amount of 5% debentures that had not been converted. During 1999, all of the $2,000,000 in principal amount of 5% debentures were tendered for conversion and therefore are classified as a current liability in the amount of $2,400,000 as of December 31, 2000.

Through December 31, 2000, we issued a total of 3,703,362 shares of Unigene common stock upon conversion of $2,000,000 in principal amount of the 5% debentures and in payment of interest on the 5% debentures. Also, we issued an additional 103,032 shares of Unigene common stock upon the cashless exercise of all of the 141,123 warrants issued upon conversion of the 5% debentures.

On January 5, 2000, Unigene failed to make the required semi-annual interest payment on the outstanding 5% debentures. As a result, the interest rate on the outstanding 5% debentures has increased to 20% per year. The semi-annual interest payments due July 5, 2000 and January 5, 2001 also have not been made. As of December 31, 2000, the accrued and unpaid interest on the 5% debentures totaled approximately $467,000. In addition, due to the delisting of the Unigene common stock from the Nasdaq National Market in October 1999, Unigene became obligated under a separate agreement to pay the holder of the 5% debentures an amount equal to 2% of the outstanding principal amount of the debentures per month. Unigene has not made any of these payments to date, but has accrued the amounts as an expense. As of December 31, 2000, the accrued and unpaid amount of this penalty totaled approximately $617,000.

The holder of the 5% debentures has commenced an arbitration proceeding in which the holder claims that it is entitled, as of June 30, 2000, to payments in respect of the 5% debentures in the amount of approximately $3,400,000, consisting of principal, interest and penalties, resulting from Unigene's default under various provisions of the debentures and related agreements. These alleged defaults included Unigene's failure to redeem the debentures after becoming obligated to do so, the failure to pay interest when due, and the failure to pay liquidated damages arising from the delisting of the Unigene common stock from the Nasdaq National Market. In July 2000, Unigene submitted to the American Arbitration Association a statement in which it denies the amount of Tail Wind's claim and makes certain counterclaims. A hearing on the matter before an arbitrator appointed by the American Arbitration Association is expected to occur in June 2001. The outcome of the proceeding is uncertain. An extremely unfavorable ruling could have a material adverse effect on Unigene.

The Company in 1998 estimated the value of the beneficial conversion feature and related warrants at the issuance of the 5% Debentures to be approximately $687,000. Such amount was credited to additional paid-in capital and was amortized to interest expense over the earliest conversion periods using the effective interest method (approximately $197,000 and $490,000 for the years ended December 31, 1999 and 1998, respectively).

7. Fusion Capital Financing

On December 18, 2000, and as amended March 30, 2001, Unigene entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, under which Fusion has agreed to purchase up to $21,000,000 in shares of Unigene common stock at the rate of $875,000 per month. Fusion is committed to purchase the shares over a twenty-four month period, subject to a six-month extension or earlier termination at our discretion. We may decrease this amount at any time that the price of our common stock is less than $15 per share. If our stock price equals or exceeds $4 per share, we have the right to require Fusion to purchase, over a period of 60 days, up to the full remaining portion of the $21 million commitment. However, Fusion's commitment does not begin until a registration statement covering the resale of the shares purchased by Fusion is declared effective by the Securities and Exchange Commission. We cannot predict when or if the SEC will declare our registration statement effective. In addition, Unigene must continue to satisfy its requirements that are a condition to Fusion's obligation including: the continued effectiveness of the related registration statement, no default or acceleration of any obligations in excess of $1,000,000, no insolvency or bankruptcy proceedings, continued listing of Unigene common stock on the OTC Bulletin Board, and we must avoid the failure to meet the maintenance requirements for listing on the Nasdaq SmallCap Market for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period. The selling price per share is equal to the lesser of: the lowest sale price of our common stock on the day of submission of a purchase notice by Fusion; the average of any five closing sale prices of our common stock, selected by Fusion, during the 15 trading days prior to the date of submission of a purchase notice by Fusion; or $15. In addition to the 2,000,000 shares and five-year warrants to purchase 1,000,000 shares of common stock at an exercise price of $.50 per share that we issued to Fusion as of March 30, 2001 as compensation for its commitment, the Board of Directors has authorized the issuance and sale to Fusion of up to 6,000,000 shares of Unigene common stock in connection with the financing transaction. We may be required to obtain the approval of Unigene stockholders to an amendment to Unigene's certificate of incorporation increasing the number of shares of Unigene common stock that the Company is authorized to issue in order to issue and sell additional shares to Fusion.

In December 2000, the Company issued a five-year warrant to purchase 373,002 shares of Unigene common stock to its investment banker as a fee for the Fusion financing agreement. The warrant has an exercise price of $1.126 and a fair value of $327,000 using the Black-Scholes pricing model. The fair value of the warrant has been deferred pending the closing of the Fusion financing. When the registration statement for the financing is declared effective, these deferred offering costs will be charged to additional paid-in capital. If the registration statement is not declared effective, or the offering is terminated, these deferred offering costs will be charged to operations.

8. Inventory - Inventory consists of the following:

                                            Dec. 31, 2000       Dec. 31, 1999
                                            -------------       -------------
Finished goods                               $   89,104          $   596,359
Raw material                                    326,316              271,207
                                                -------              -------
        Total                               $   415,420          $   867,566
                                            ===========          ===========

The Company wrote-off $515,000 of finished goods inventory in the fourth quarter of 2000 as a result of Pfizer's termination of its license agreement with the Company.

9.  Accrued expenses - Accrued expenses consist of the following:

                                            Dec. 31, 2000        Dec. 31, 1999
                                            -------------        -------------
Interest - notes payable to stockholders     $  921,722           $  645,290
Interest - 5% convertible debentures          1,083,194              243,196
China joint ventures                            680,000                   --
Clinical trials/contract research               665,568              763,352
Vacation pay                                    204,948              187,710
Consultants                                      47,000              164,500
Other                                           158,845              213,365
                                             ----------           ----------
        Total                                $3,761,277           $2,217,413
                                             ==========           ==========

10. Obligations Under Capital Leases

The Company entered into various lease arrangements during 1999 and 1998 which qualify as capital leases.

The future years' minimum lease payments under the capital leases, together with the present value of the net minimum lease payments, as of December 31, 2000 are as follows:

               2001                                              $   71,860
               2002                                                  48,347
               2003                                                  10,656
                                                                 ----------
                         Total minimum lease payments               130,863

               Less amount representing interest                     24,893
                                                                 ----------

                         Present value of net minimum
                            lease payments                          105,970

               Less current portion                                  55,398
                                                                -----------

                            Obligations under capital leases,
                              excluding current portion         $   50,572
                                                                ==========

The discount rates on these leases vary from 12% to 18%.

11. Obligations Under Operating Leases

The Company is obligated under a 10-year net-lease, which began in February 1994, for its manufacturing facility located in Boonton, New Jersey. The Company has two 10-year renewal options as well as an option to purchase the facility. In addition, the Company leases laboratory and office equipment under various operating leases expiring in 2001 through 2003. Total future minimum rentals under these noncancelable operating leases as of December 31, 2000 are as follows:

                             2001           $222,584
                             2002            207,936
                             2003            189,764
                             2004             15,444
                                           ---------
                                            $635,728

Total rent expense was approximately $259,000, $243,000 and $209,000 for 2000, 1999 and 1998, respectively.

12. Stockholders' Equity

In 1996, the placement agent, in connection with the issuance of the 10% Debentures, received a five-year warrant to purchase 454,000 shares of Common Stock at an exercise price of $2.10 per share as partial compensation for services rendered. Through December 31, 2000, an aggregate of 322,000 of these warrants have been exercised and 132,000 remain unexercised.

In October 1996, the Company completed a private placement of 4,218,804 Units at a price of $1.75 per Unit. Each Unit consisted of (i) one share of Common Stock,
(ii) one quarter of a Class C Warrant, (each whole Class C Warrant was exercisable to purchase one share of Common Stock) and (iii) one quarter of a Class D Warrant (each whole Class D Warrant was exercisable to purchase one share of Common Stock). The Class C Warrants and the Class D Warrants each had an exercise price of $3.00 and expired unexercised on October 11, 1999. The fee paid to the placement agent in the transaction consisted of an additional 296,935 Units in lieu of cash compensation. The net proceeds to the Company were approximately $7 million.

In October 1994, the Company entered into an agreement with a consultant whose compensation for its services included the issuance of warrants, exercisable at $3.00 per share, for the purchase of 1,000,000 shares of Common Stock. These warrants expired unexercised in October 1998. During 1996, another consultant's compensation included warrants to purchase a total of 400,000 shares of Common Stock at exercise prices ranging from $1.63 to $3.50 per share. These warrants expire in April 2001.

In connection with the services rendered by various consultants during 1997, the Company issued an aggregate of 75,000 stock purchase warrants, expiring from 1999 to 2002, exercisable at prices ranging from $2.25 to $3.41 per share, and 10,000 shares of Common Stock. Compensation expense recognized in 1997 as a result of these transactions was approximately $131,000. During 1998, the Company issued warrants to purchase 5,000 shares of Common Stock, expiring in 2003, to a consultant. These warrants are exercisable at $2.38, resulting in 1998 compensation expense of approximately $7,000. During 2000, the Company issued warrants to purchase 150,000 shares of Common Stock, expiring in 2005, to its investment banker. These warrants are exercisable at $2.66 and resulted in 2000 compensation expense of $220,000. The Company's investment bankers received an additional warrant to purchase 373,002 shares of Common Stock at an exercise price of $1.126 per share, expiring in 2005, for arranging the Fusion financing. During 2000, the Company issued to various consultants 850,536 shares of Common Stock upon the exercise of warrants at exercise prices ranging from $1.38 to $2.43 per share. In addition, the Company issued to various consultants 263,360 shares of Common Stock upon the cashless exercise of an aggregate of 475,623 warrants at exercise prices ranging from $.46 to $2 per share.

During 1998, an aggregate of $681,000 in principal amount of convertible debentures, plus $44,000 of accrued interest, was converted into approximately 663,000 shares of Common Stock. During 1999, an aggregate of $2,000,000 in principal amount of convertible debentures, plus $191,000 of accrued interest, was converted into approximately 3,703,000 shares of Common Stock. See Note 6.

In August 1998, an aggregate of $225,000 in principal amount of notes payable from stockholders was converted into 163,635 shares of Common Stock at a conversion price of $1.375 per share; such conversion was at a price slightly higher than the then market price of the Common Stock.

As of December 31, 2000, there are warrants outstanding, all of which are currently exercisable, to purchase an aggregate of 989,000 shares of Common Stock at exercise prices ranging from $1.13 to $3.50 per share, with a weighted average exercise price of $2.11.

13. Stock Option Plans

During 1994, the Company's stockholders approved the adoption of the 1994 Employee Stock Option Plan (the "1994 Plan"). All employees of the Company were eligible to participate in the 1994 Plan, including executive officers and directors who are employees of the Company. The 1994 Plan terminated on June 6, 2000; however, 1,729,965 options previously granted continue to be outstanding and exercisable under that plan as of December 31, 2000.

At the Company's 1999 Annual Meeting, the stockholders approved the adoption of a 1999 Directors Stock Option Plan (the "1999 Plan") under which each person elected to the Board after June 23, 1999 who is not an employee will receive, on the date of his initial election, an option to purchase 21,000 shares of Common Stock. In addition, on May 1st of each year, commencing May 1, 1999, each non-employee director will receive an option to purchase 10,000 shares of Common Stock if he or she has served as a non-employee director for at least six months prior to the May 1st grant. Each option granted under the 1999 Plan will have a ten-year term and the exercise price of each option will be equal to the market price of the Company's Common Stock on the date of the grant. A total of 350,000 shares of Common Stock are reserved for issuance under the 1999 Plan.

In November 1999, the Board of Directors approved, subject to stockholder approval, the adoption of a new Stock Option Plan (the "2000 Plan") to replace the 1994 Plan. All employees (including directors who are employees), as well as certain consultants, are eligible to receive option grants under the 2000 Plan. Options granted under the 2000 Plan have a ten-year term and an exercise price equal to the market price of the Common Stock on the date of the grant. A total of 4,000,000 shares of Common Stock are reserved for issuance under the 2000 Plan.

In November 1999, the Board granted under the 2000 Plan, to employees of the Company, stock options to purchase an aggregate of 482,000 shares (of which 14,650 shares were subsequently cancelled) of Common Stock at an exercise price of $0.63 per share, the market price on the date of grant. Each of the grants was made subject to stockholder approval of the 2000 Plan. At the Company's June 6, 2000 Annual Meeting, the stockholders approved the 2000 Plan. In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", the measurement date for valuing the stock options for the purpose of determining compensation expense was June 6, 2000, the date of stockholder approval. The market price of the Common Stock on this date was $2.093 per share. Therefore, an aggregate of $683,733 will be charged to compensation expense over the vesting periods of the options, which vest in approximately 50% increments on November 5, 2000 and November 5, 2001. The Company recognized $398,785 as compensation expense in 2000, leaving a balance of $284,948 as deferred stock option compensation at December 31, 2000.

The following summarizes activity for options granted to directors and employees under the 1994, 1999 and 2000 Plans:

                                                   Options       Weighted      Weighted
                                                 Exercisable      Average      Average
                                                  At End of      Grant-date    Exercise
                                    Options         Year         Fair Value     Price
                                   ---------     -----------   -------------  ---------
Outstanding January 1, 1998        1,316,465       1,023,090
                                                   =========

        Granted                      610,750                   $     1.50     $   1.99
        Cancelled                    (91,600)                          --         2.85
        Exercised                    (40,500)                          --         1.18

Outstanding December 31,1998       1,795,115       1,382,615
                                                   =========

        Granted                      438,000                   $     0.55     $   0.70
        Cancelled                   (187,250)                          --         2.17
        Exercised                         --                           --           --

Outstanding December 31, 1999      2,045,865       1,639,615
                                                   =========

        Granted                      571,500                   $     1.96     $   0.87
        Cancelled                    (64,650)                          --         1.78
        Exercised                   (245,600)                          --         1.28
                                  ----------                   ==========     ========
Outstanding December 31, 2000      2,307,115       1,968,540
                                  ==========       =========


A summary of options outstanding and exercisable as of December 31, 2000, follows:

                                  Options Outstanding                       Options Exercisable
                    ------------------------------------------------    -----------------------------
                                     Weighted Ave.
   Range of            Number         Remaining       Weighted Ave.     Number         Weighted Ave.
Exercise Price      Outstanding      Life (years)     Exercise Price    Exercisable    Exercise Price
--------------      -----------      -------------    --------------    ------------   --------------
$    .50-.98          773,250             9.0             $  .65           514,925           $  .65
   1.00-1.97          858,365             6.6               1.81           812,115             1.83
   2.16-4.69          675,500             5.8               2.81           641,500             2.80
                      -------                                              -------
                    2,307,115                               1.71         1,968,540             1.84
                    =========                               ====         =========             ====


As of December 31, 2000, options to purchase 310,000 shares and 3,463,850 shares of Common Stock were available for grant under the 1999 and 2000 Plans.

The Company accounts for options granted to employees and directors under APB Opinion No. 25. Had compensation cost for options granted to employees and directors been determined consistent with SFAS No. 123, the Company's pro forma net loss and pro forma net loss per share would have been as follows as of December 31:

                                              2000            1999           1998
                                          -----------     -----------     -----------
Net loss:
   As reported                          $ (12,469,405)     (1,577,340)      (6,881,012)
   Pro forma                              (12,644,405)     (2,182,340)      (7,796,012)
                                         ============     ===========       ==========
Basic and diluted net loss per share:
   As reported                          $       (0.28)          (0.04)           (0.18)
   Pro forma                                    (0.29)          (0.05)           (0.20)
                                         ============     ===========       ==========

The fair value of the stock options granted in 2000, 1999 and 1998 is estimated at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yields of 0%; expected volatility of 103% in 2000, 74% in 1999 and 63% in 1998; a risk-free interest rate of 4.7% in 2000, 6.4% in 1999 and 4.8% in 1998; and expected lives of 5 years in 2000 and 6 years in 1999 and 1998.

During 1995, the Company granted to a consultant options to purchase 10,000 shares of the Company's Common Stock, expiring in 2000, immediately exercisable at $1.44 per share. These options were exercised in a cashless exercise during 2000, resulting in the issuance of 4,175 shares of Common Stock.

14. Income Taxes

As of December 31, 2000, the Company had available for federal income tax reporting purposes net operating loss carryforwards in the approximate amount of $68,000,000, expiring from 2001 through 2020, which are available to reduce future earnings which would otherwise be subject to federal income taxes. In addition, the Company has research and development credits in the approximate amount of $2,500,000, which are available to reduce the amount of future federal income taxes. These credits expire from 2001 through 2020. The Company has New Jersey operating loss carryforwards in the approximate amount of $23,300,000, expiring from 2003 through 2007, which are available to reduce future earnings, which would otherwise be subject to state income tax. As of December 31, 2000, approximately $11,400,000 of these New Jersey loss carryforwards have been approved for future sale under a program of the New Jersey Economic Development Authority (the "NJEDA"). In order to realize these benefits, the Company must apply to the NJEDA each year and must meet various requirements for continuing eligibility. In addition, the program must continue to be funded by the State of New Jersey, and there are limitations based on the level of participation by other companies. As a result, future tax benefits will be recognized in the financial statements as specific sales are approved. In the fourth quarters of 2000 and 1999, the Company realized $1,065,000 and $1,553,000, respectively, of tax benefits arising from the sale of a portion of the Company's New Jersey net operating loss carryforwards that had previously been subject to a full valuation allowance.

Given the Company's past history of incurring operating losses, any gross deferred tax assets that are recognizable under SFAS No. 109 have been fully reserved. As of December 31, 2000 and 1999, the Company had gross deferred tax assets of approximately $29,000,000 and $26,000,000, respectively, subject to valuation allowances of $29,000,000 and $26,000,000, respectively. The gross deferred tax assets were generated primarily as a result of the Company's net operating losses and tax credits. The Company's ability to use such net operating losses may be limited by change in control provisions under Internal Revenue Code Section 382.

15. Employee Benefit Plan

The Company maintains a deferred compensation plan covering all full-time employees. The plan allows participants to defer a portion of their compensation on a pre-tax basis pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, up to an annual maximum for each employee set by the Internal Revenue Service. The Company's discretionary matching contribution expense for 2000, 1999 and 1998 was approximately $48,000, $44,000 and $43,000, respectively.

16. Research and Licensing Revenue

In July 1997, the Company entered into an agreement under which it granted to the Parke-Davis division of Warner-Lambert Company a worldwide license to use the Company's oral Calcitonin technology. In June 2000, Pfizer Inc. acquired Warner-Lambert. During 1997, the Company received $3 million for an equity investment and $3 million for a licensing fee (see Note 2). Several milestones were achieved during 1998, resulting in milestone revenue of $5 million. In 1999, two pilot human studies for the Company's oral calcitonin formulation were successfully concluded, resulting in milestone revenue totaling $5 million. Also in 1999, the Company and Pfizer identified an oral calcitonin formulation to be used in the Phase I/II clinical study entitling the Company to milestone revenue of an additional $4.5 million. During 2000, two milestones were achieved resulting in milestone revenue of $2 million. Patient dosing for this study was completed in December 2000. Pfizer analyzed the results of this study and terminated the agreement in March 2001 citing scientific and technical reasons.

17. Liquidity

The Company has incurred annual operating losses since its inception and, as a result, at December 31, 2000 has an accumulated deficit of approximately $75,378,000 and has a working capital deficiency of approximately $13,267,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. However, the financial statements have been prepared on a going concern basis and as such do not include any adjustments that might result from the outcome of this uncertainty. The Company's cash requirements are approximately $10 to 11 million per year to operate its research and peptide manufacturing facilities and develop its three Calcitonin products. In addition, the Company has principal and interest obligations under its outstanding notes payable to stockholders and 5% Convertible Debentures and its obligations relating to its current and former joint ventures in China. The Company's cash requirements related to the 5% Debentures include the redemption premium, delisting penalties and the increased interest rate described in Note 6. Management is actively seeking licensing and/or supply agreements with pharmaceutical companies for oral, nasal and injectable forms of Calcitonin as well as for other oral peptides. With the recent termination of our Pfizer collaboration, we currently have no licenses for any of our products in the U.S. We do not have sufficient financial resources to continue to fund our operations at the current level. We had an operating cash flow deficit of $4,864,000 in 1998, an operating cash flow deficit of $1,400,000 in 1999 and for the year ended December 31, 2000, an operating cash flow deficit of $3,382,000. The agreement that we have entered into with Fusion could provide Unigene with funding beginning in the first half of 2001. See Note 7.

Under the agreement with Fusion, after a registration statement is declared effective by the SEC for the resale of the shares of Unigene common stock to be sold to Fusion, Fusion will be required to purchase, at the then current market price, shares of Unigene common stock at the rate of $875,000 per month over a period of 24 months, provided that Unigene continues to satisfy the requirements that are a condition to Fusion's obligation. The Board of Directors has authorized the sale to Fusion of up to 6,000,000 shares of Unigene common stock. We anticipate that, in order to sell significantly in excess of 6,000,000 shares to Fusion, it may be necessary to obtain stockholder approval of an amendment to our Certificate of Incorporation to increase the number of shares of Unigene common stock that we are authorized to issue. However, we cannot predict when or if the SEC will declare the registration statement effective, if the stockholders will approve an amendment to our Certificate of Incorporation or if we will be able to meet the continuing requirements of the Fusion agreement.

If we do not receive any financing from Fusion, we will need to secure another source of financing in order to satisfy our working capital needs, which may be unavailable or the cost of which may be prohibitively expensive. Should such financing be unavailable or prohibitively expensive, it will be necessary for Unigene to curtail significantly its operations or consider alternative uses of its technology and manufacturing capability including the supply of Calcitonin to other companies. Assuming we are able to raise additional capital through our agreement with Fusion, we still anticipate that we may need additional capital to implement fully our business plans. We believe that satisfying our capital requirements over the long term will require the successful commercialization of our Calcitonin product or another peptide product in the United States and abroad. However, it is uncertain whether or not any of our products will be approved or will be commercially successful. The commercialization of our oral Calcitonin product may require us to incur additional capital expenditures to expand or upgrade our manufacturing operations to satisfy future supply obligations. However, we cannot determine either the cost or the timing of such capital expenditures at this time.

18. Legal Matters

In addition to the arbitration proceedings discussed in Note 6, Reseau de Voyage Sterling, Inc. (Reseau) filed suit against the Company in July 2000. Reseau, which purchased from a third party a warrant to purchase one million shares of Unigene common stock, alleges that the Company breached a verbal agreement to extend the term of the warrant beyond its expiration date. Reseau is seeking damages of $2 million. We believe that the suit is completely without merit and we intend to vigorously contest the claim.

                           UNIGENE LABORATORIES, INC.
                            CONDENSED BALANCE SHEETS

                                                       September 30, 2001         December 31, 2000
                                                       ------------------         -----------------
                                                           (Unaudited)
ASSETS
------
Current assets:
      Cash and cash equivalents                          $     76,385               $     17,108
      Receivables                                              35,475                    165,671
      Prepaid expenses                                         51,989                    129,493
      Inventory                                               289,807                    415,420
                                                         ------------               ------------
                             Total current assets             453,656                    727,692

Property, plant and equipment, net                          4,503,368                  5,684,127
Investment in joint venture                                   900,000                    900,000
Patents and other intangibles, net                          1,382,223                  1,288,686
Other assets                                                  359,264                    446,894
                                                         ------------               ------------
                                                         $  7,598,511               $  9,047,399
                                                         ============               ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------

Current liabilities:
      Accounts payable                                   $  3,495,980               $  2,834,556
      Accrued expenses                                      5,553,624                  3,761,277
      Notes payable - stockholders                          7,908,323                  2,873,323
      Current portion - long-term notes payable -
        stockholders                                        1,870,000                  1,870,000
      5% convertible debentures                             2,400,000                  2,400,000
      Current portion - capital lease obligations              42,158                     55,398
      Deferred revenue                                             --                    200,000
                                                         ------------               ------------
                             Total current liabilities     21,270,085                 13,994,554

Joint venture obligation,  excluding current portion          495,000                    495,000
Capital lease obligations, excluding current portion           28,129                     50,572

Commitments and contingencies
Stockholders' deficit:
      Common Stock - par value $.01 per share,
           authorized 100,000,000 shares,
           issued 48,923,222 shares in 2001 and
           44,441,855 shares in 2000                          489,232                    444,419
      Additional paid-in capital                           70,388,971                 70,053,710
      Deferred stock option compensation                      (28,493)                  (284,948)
      Deferred stock offering costs                                --                   (327,000)
      Accumulated deficit                                 (85,043,382)               (75,377,877)
      Less: Treasury stock, at cost, 7,290 shares              (1,031)                    (1,031)
                                                         ------------               ------------
                             Total stockholders' deficit  (14,194,703)                (5,492,727)
                                                         ------------               ------------
                                                         $  7,598,511               $  9,047,399
                                                         ============               ============

See notes to condensed financial statements

                           UNIGENE LABORATORIES, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                   Three Months Ended                  Nine Months Ended
                                                      September 30                       September 30

                                                 2001              2000*             2001             2000*
                                                 ----              -----             ----             -----
Licensing and other revenue                  $    267,654      $  1,559,164      $    629,471      $  2,961,190
                                             ------------      ------------      ------------      ------------

Operating expenses:

      Research and development                  2,288,764         2,905,285         6,856,780         7,835,759

      General and administrative                  681,862           800,717         1,918,835         2,417,786
                                             ------------      ------------      ------------      ------------

                                                2,970,626         3,706,002         8,775,615        10,253,545
                                             ------------      ------------      ------------      ------------

Operating loss                                 (2,702,972)       (2,146,838)       (8,146,144)       (7,292,355)
                                             ------------      ------------      ------------      ------------
Other income (expense):
    Interest income                                 1,369             4,650             6,862            41,165
    Interest expense                             (530,063)         (312,344)       (1,526,224)         (859,547)
                                             ------------      ------------      ------------      ------------


                                                 (528,694)         (307,694)       (1,519,362)         (818,382)
                                             ------------      ------------      ------------      ------------
Loss before cumulative effect of
  accounting change                            (3,231,666)       (2,454,532)       (9,665,506)       (8,110,737)

Cumulative effect of revenue recognition
  accounting change                                    --                --                --        (1,000,000)
                                             ------------      ------------      ------------      ------------

Net loss                                     $ (3,231,666)     $ (2,454,532)     $ (9,665,506)     $ (9,110,737)
                                             ============      ============      ============      ============
Loss per share basic and diluted:

Loss before cumulative effect of
  accounting change                          $       (.07)     $       (.06)     $       (.21)     $       (.19)

Cumulative effect of
  accounting change                                    --                --                --              (.02)
                                             ------------      ------------      ------------      ------------

Net loss per share                           $       (.07)     $       (.06)     $       (.21)     $       (.21)
                                             ============      ============      ============      ============

Weighted average number of
  shares outstanding -
  basic and diluted                            48,335,004        44,279,250        46,541,768        43,868,779
                                             ============      ============      ============      ============


* Restated - see Note A

See notes to condensed financial statements.

                           UNIGENE LABORATORIES, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                Nine Months Ended
                                                                  September 30
                                                         -----------------------------
Net cash used for operating activities                   $(5,563,221)     $(3,085,949)
                                                         -----------      -----------
Investing activities:

 Purchase of equipment and furniture                         (12,673)        (245,259)
 Increase in patents and other intangibles                  (124,947)         (62,932)
Decrease in other assets                                      55,896           40,364
 Construction of leasehold improvements                       (2,169)        (187,704)
                                                         -----------      -----------
                                                             (83,893)        (455,531)
                                                         -----------      -----------
Financing activities:

Proceeds from sale of stock, net                             705,579               --
Issuance of stockholder notes                              5,035,000        1,358,323
Exercise of stock options and warrants                         1,495        1,601,411
Repayment of capital lease obligations                       (35,683)         (51,955)
                                                         -----------      -----------
                                                           5,706,391        2,907,779
                                                         -----------      -----------

Net increase (decrease) in cash and cash equivalents          59,277         (633,701)

Cash and cash equivalents at beginning of year                17,108          682,629
                                                         -----------      -----------
Cash and cash equivalents at end of period               $    76,385      $    48,928
                                                         ===========      ===========
SUPPLEMENTAL CASH FLOW INFORMATION:

Non-cash investing and financing activities:

Investment in joint venture and related obligations               --      $   900,000
                                                         ===========      ===========
Cash paid for interest                                   $    41,000      $    22,000
                                                         ===========      ===========


See notes to condensed financial statements.

                           UNIGENE LABORATORIES, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. For further information, please refer to our financial statements and footnotes thereto included in Unigene's annual report on Form 10-K for the year ended December 31, 2000.

In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 summarizes certain of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements and specifically addresses revenue recognition in the biotechnology industry for non-refundable technology access fees and other non-refundable fees. Unigene adopted SAB 101, effective January 1, 2000 changing its revenue recognition policy for up-front licensing fees that require services to be performed in the future from immediate revenue recognition to deferral of revenue with the up-front fee recognized over the life of the agreement.

In 1997, we recognized $3,000,000 in revenue from an up-front licensing fee from Pfizer. With the adoption of SAB 101, we have recognized this revenue over a 45-month period, equivalent to the term of our oral Calcitonin agreement with Pfizer which was terminated in March 2001. We therefore recognized a non-cash cumulative effect adjustment of $1,000,000 as of January 1, 2000 representing a revenue deferral over the remaining 15 months of the agreement. We restated the accompanying 2000 financial statements for the cumulative effect adjustment and recognized $200,000 of revenue in each of the quarters through March 31, 2001 as a result of this deferral.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133, as amended, is effective for our fiscal year beginning January 1, 2001. The adoption of SFAS No. 133 had no effect on our financial position or results of operations, as we do not engage in derivative or hedging activities.

NOTE B - LIQUIDITY

Unigene has incurred annual operating losses since its inception and, as a result, at September 30, 2001 has an accumulated deficit of approximately $85,000,000 and has a working capital deficiency of approximately $20,800,000. These factors raise substantial doubt about our ability to continue as a going concern. However, the financial statements have been prepared on a going concern basis and as such do not include any adjustments that might result from the outcome of this uncertainty. Unigene's cash requirements are approximately $10 to 11 million per year to operate its research and peptide manufacturing facilities and develop its Calcitonin and other peptide products. In addition, Unigene has principal, interest and default interest obligations under its outstanding notes payable to stockholders and its 5% debentures, in addition to its obligations relating to its current and former joint ventures in China. Unigene's cash requirements related to the 5% debentures include the principal, redemption premium, delisting penalties and the increased interest rate described in Note D. Unigene is actively seeking licensing and/or supply agreements with pharmaceutical companies for oral, nasal and injectable forms of Calcitonin as well as for other oral peptides. With the termination of our Pfizer collaboration, we currently have no licenses for any of our products in the U.S. We do not have sufficient financial resources to continue to fund our operations at the current level. Under the agreement with Fusion, Unigene has the contractual right to sell to Fusion, subject to certain conditions, at the then current market price, on each trading day $43,750 of our common stock up to an aggregate of $21,000,000 over a period of 24 months. The Board of Directors has authorized the sale to Fusion of up to 6,000,000 shares of Unigene common stock. See Note F. During the third quarter of 2001, Unigene received gross proceeds of $476,000 from the sale of 1,437,000 shares of common stock to Fusion. From May 18, 2001, through September 30, 2001, Unigene has received approximately $931,000 through the sale of 2,478,992 shares of common stock to Fusion, before cash expenses of approximately $226,000. Our sales of common stock to Fusion have been below the maximum level permitted due to the share price and trading volume of our common stock. As a result, in the third quarter of 2001, we borrowed an additional $1,475,000 from Jay Levy, the Chairman of the Board, to fund our operations.

The extent to which we rely on Fusion as a source of financing will depend on a number of factors, including the prevailing market price and trading volume of our common stock and the extent to which we are able to secure working capital from other sources, such as licensing agreements or the sale of calcitonin, both of which we are actively exploring. If we are unable to enter into a significant revenue generating license or other arrangement in the near term, we would need either to secure additional sources of funding in order to satisfy our working capital needs or significantly curtail our operations. We also could consider a sale or merger of the company. Should the funding we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequence would be a material adverse effect on our business, operating results, financial condition and prospects.

We believe that satisfying our capital requirements over the long term will require the successful commercialization of our oral or nasal Calcitonin product or another peptide product in the United States and abroad. However, it is uncertain whether or not any of our products will be approved or will be commercially successful. The commercialization of one or more peptide products may require us to incur additional capital expenditures to expand or upgrade our manufacturing operations to satisfy future supply obligations. We cannot determine either the cost or the timing of such capital expenditures at this time.

NOTE C - NOTES PAYABLE - STOCKHOLDERS

During the first quarter of 2001, Jay Levy, the Chairman of the Board and an officer of Unigene, loaned to Unigene $1,600,000 evidenced by demand notes bearing interest at the Merrill Lynch Margin Loan Rate plus .25%. Due to the fact that we did not make principal and interest payments when due, the interest rate on $1,100,000 of these 2001 loans, as well as on $2,365,000 of prior demand loans made to Unigene by Jay Levy, has increased an additional 5% per year to the Merrill Lynch Margin Loan Rate plus 5.25% (11.875% as of September 30, 2001) and the interest rate on $1,870,000 of term notes evidencing loans made by Jay Levy to Unigene has increased an additional 5% per year from 6% to 11%. The increased rate is calculated on both past due principal and interest. During the second quarter of 2001, Jay Levy loaned to Unigene an additional $1,950,000 evidenced by demand notes bearing interest at the Merrill Lynch Margin Loan Rate plus .25%. During the third quarter of 2001, Jay Levy loaned to Unigene an additional $1,475,000 evidenced by demand notes bearing interest at the Merrill Lynch Margin Loan Rate plus .25% (6.875% as of September 30, 2001).

During the first quarter of 2001 Warren Levy, an officer and director of Unigene, loaned to Unigene $5,000 evidenced by a demand note bearing interest at the Merrill Lynch Margin Loan Rate plus .25% (6.875% as of September 30, 2001). Due to the fact that we did not made principal and interest payments when due, the interest rate on $260,000 of prior demand loans made to Unigene by Warren Levy has increased an additional 5% per year to the Merrill Lynch Margin Loan Rate plus 5.25% (11.875% as of September 30, 2001). The increased rate is calculated on both past due principal and interest.

During the first quarter of 2001 Ronald Levy, an officer and director of Unigene, loaned to Unigene $5,000 evidenced by a demand note bearing interest at the Merrill Lynch Margin Loan Rate plus .25% (6.875% as of September 30, 2001). Due to the fact that we did not make principal and interest payments when due, the interest rate on $248,323 of prior demand loans made to Unigene by Ronald Levy has increased an additional 5% per year to the Merrill Lynch Margin Loan Rate plus 5.25% (11.875% as of September 30, 2001). The increased rate is calculated on both past due principal and interest.

NOTE D - CONVERTIBLE DEBENTURES

In June 1998, Unigene completed a private placement of $4,000,000 in principal amount of 5% convertible debentures from which we realized net proceeds of approximately $3,750,000. The 5% debentures were convertible into shares of Unigene common stock. The interest on the debentures, at our option, was payable in shares of Unigene common stock. Upon conversion, the holder of the 5% debenture was entitled to receive warrants to purchase a number of shares of Unigene common stock equal to 4% of the number of shares issued as a result of the conversion. However, the number of shares of Unigene common stock that we were obligated to issue, in the aggregate, upon conversion, when combined with the shares issued in payment of interest and upon the exercise of the warrants, was limited to 3,852,500 shares. After this share limit was reached, Unigene became obligated to redeem all 5% debentures tendered for conversion at a redemption price equal to 120% of the principal amount, plus accrued interest. In December 1999, Unigene was unable to convert $200,000 in principal of the 5% debentures tendered for conversion because the conversion would have exceeded the share limit. As a result,

Unigene accrued, as of December 31, 1999, an amount equal to $400,000 representing the 20% premium on the outstanding $2,000,000 in principal amount of 5% debentures that had not been converted. During 1999, all of the $2,000,000 in principal amount of 5% debentures were tendered for conversion and therefore are classified as a current liability in the amount of $2,400,000.

Through September 30, 2001, we issued a total of 3,703,362 shares of Unigene common stock upon conversion of $2,000,000 in principal amount of the 5% debentures and in payment of interest on the 5% debentures. Also, we issued an additional 103,032 shares of Unigene common stock upon the cashless exercise of all of the 141,123 warrants issued upon conversion of the 5% debentures.

On January 5, 2000, Unigene failed to make the required semi-annual interest payment on the outstanding 5% debentures. As a result, the interest rate on the outstanding 5% debentures has increased to 20% per year. The semi-annual interest payments due July 5, 2000, January 5, 2001 and July 5, 2001 also have not been made. As of September 30, 2001, the accrued and unpaid interest on the 5% debentures totaled approximately $766,000. In addition, due to the delisting of the Unigene common stock from the Nasdaq National Market in October 1999, we became obligated under a separate agreement to pay the holder of the 5% debentures an amount equal to 2% of the outstanding principal amount of the debentures per month. Unigene has not made any of these payments to date, but has accrued the amounts as an expense. As of September 30, 2001, the accrued and unpaid amount of this penalty totaled approximately $977,000.

The holder of the 5% debentures commenced an arbitration proceeding in which the holder claimed that it is entitled, as of June 30, 2000, to payments in respect of the 5% debentures in the amount of approximately $3,400,000, consisting of principal, interest and penalties, resulting from Unigene's default under various provisions of the debentures and related agreements. These alleged defaults included Unigene's failure to redeem the debentures after becoming obligated to do so, the failure to pay interest when due, and the failure to pay liquidated damages arising from the delisting of the Unigene common stock from the Nasdaq National Market. In July 2000, we submitted to the American Arbitration Association a statement in which we denied the amount of the holder's claim and made certain counterclaims. A hearing on the matter before an arbitrator appointed by the American Arbitration Association was scheduled for June 2001. In June 2001, the arbitration was postponed to allow Tail Wind and Unigene to engage in settlement discussions. The outcome of these negotiations is uncertain. An extremely unfavorable settlement or arbitration ruling could have a material adverse effect on Unigene.

NOTE E - INVENTORY

Inventories are stated at the lower of cost (using the first-in, first-out method) or market and consist of the following:

                                      September 30, 2001      December 31, 2000
                                      ------------------      -----------------

       Finished goods..............           $100,000          $      89,104
       Raw materials...............            189,807                326,316
                                        --------------          -------------
                     Total.........           $289,807          $     415,420
                                        ==============         ==============

NOTE F - FUSION CAPITAL FINANCING

On May 9, 2001, Unigene entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, under which Unigene has the right to sell to Fusion, subject to certain conditions, on each trading day during the term of the agreement $43,750 of our common stock up to an aggregate of $21,000,000. Fusion is committed to purchase the shares over a twenty-four month period. We may decrease this amount or terminate the agreement at any time. If our stock price equals or exceeds $4.00 per share, for five (5) consecutive trading days, we have the right to increase the daily purchase amount above $43,750, provided that the closing sale price of our stock remains at least $4.00. Under the agreement with Fusion, Unigene must satisfy the requirements that are a condition to Fusion's obligation including: the continued effectiveness of the registration statement for the resale of the shares by Fusion, no default on, or acceleration prior to maturity of, any payment obligations of Unigene in excess of $1,000,000, no insolvency or bankruptcy of the Company, continued listing of Unigene common stock on the OTC Bulletin Board, and Unigene must avoid the failure to meet the maintenance requirements for continued listing on the Nasdaq Small Cap Market for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period. Unigene did not meet all of the requirements for continued listing on the Nasdaq Small Cap Market. As a result, Fusion and Unigene amended their agreement to change the continuing listing requirements to those of the OTC Bulletin Board. Unigene is in compliance with the amended agreement. The selling price per share to Fusion is equal to the lesser of: the lowest sale price of our common stock on the day of purchase by Fusion, or the average of the lowest five closing sale prices of our common stock, during the 15 trading days prior to the date of purchase by Fusion. We issued to Fusion 2,000,000 shares of common stock and a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $.50 per share as compensation for its commitment. Fusion has agreed not to sell the shares issued as a commitment fee or the shares issuable upon the exercise of the warrant until the earlier of May 2003, or the termination or a default under the common stock purchase agreement. In addition to the compensation shares, the Board of Directors has authorized the issuance and sale to Fusion of up to 6,000,000 shares of Unigene common stock.

In December 2000, we issued a five-year warrant to purchase 373,002 shares of Unigene common stock to our investment banker as a fee in connection with the Fusion financing agreement. The warrant has an exercise price of $1.126 and a fair value of $327,000 using the Black-Scholes pricing model. The 2,000,000 shares issued to Fusion had a fair market value of $1,000,000 and the warrant for 1,000,000 shares issued to Fusion had a fair value of $390,000 using the Black-Scholes pricing model. The value of these warrants and shares had been deferred pending the closing of the Fusion stock offering. The registration statement for the stock offering was declared effective in May 2001 and these deferred offering costs were charged to additional paid-in capital in the second quarter of 2001.

From May 18, 2001 through September 30, 2001, Unigene has received approximately $931,000 through the sale of 2,478,992 shares of common stock to Fusion, before cash expenses of approximately $226,000.

NOTE G - CHINA JOINT VENTURE

In June 2000, Unigene entered into a joint venture with Shijiazhuang Pharmaceutical Group ("SPG"), a pharmaceutical company in the People's Republic of China. The joint venture will manufacture and distribute injectable and nasal Calcitonin products in China (and possibly other selected Asian markets) for the treatment of osteoporosis and other indications. Unigene owns 45% of the joint venture and will have a 45% interest in the joint venture profits and losses. In the first phase of the collaboration, SPG will contribute its existing injectable Calcitonin license to the joint venture, which will allow the joint venture to sell our product in China. A New Drug Application for its injectable and nasal products has been filed in China. In addition, the joint venture may be required to conduct brief local human trials. If the product is successful, the joint venture may establish a facility in China to fill injectable and nasal Calcitonin products using bulk Calcitonin produced at Unigene's Boonton, New Jersey plant. Eventually the joint venture may manufacture the bulk Calcitonin in China at a new facility that would be constructed by the joint venture. This would require local financing by the joint venture. The joint venture has not yet begun formal operations as of September 30, 2001. We expect operations to commence in the first quarter of 2002.

Under the terms of the joint venture with SPG, the Company is obligated to contribute up to $405,000 in cash during 2002 and up to an additional $495,000 in cash within two years thereafter. However, these amounts may be reduced or offset by our share of joint venture profits. As of September 30, 2001, we have not made any investments in the joint venture. In addition, Unigene is obligated to pay to the Qingdao General Pharmaceutical Company an aggregate of $350,000 in 14 monthly installment payments of $25,000 in order to terminate its former joint venture in China, of which $80,000 had been paid as of September 30, 2001. Unigene recognized the entire $350,000 obligation as an expense in 2000.

NOTE H - STOCK OPTION PLAN

In November 1999, the Board of Directors approved, subject to stockholder approval, the adoption of a new Stock Option Plan (the "New Plan") to replace the 1994 Employee Stock Option Plan (the "1994 Plan"). All employees (including directors who are employees), as well as certain consultants, are eligible to receive option grants under the New Plan. Options granted under the New Plan have a ten-year term and an exercise price equal to the market price of the common stock on the date of the grant. A total of 4,000,000 shares of common stock are covered under the New Plan.

In November 1999, the Board granted under the New Plan, to employees of Unigene, stock options to purchase an aggregate of 482,000 shares (of which 14,650 shares were subsequently cancelled) of common stock at an exercise price of $0.63 per share, the market price on the date of grant. Each of the grants was made subject to stockholder approval of the New Plan. At Unigene's June 6, 2000 Annual Meeting, the stockholders approved the New Plan. In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", the measurement date for valuing the stock options for the purpose of determining compensation expense was June 6, 2000, the date of stockholder approval. The market price of the common stock on this date was $2.093 per share. Therefore, an aggregate of $683,733 will be charged to compensation expense over the vesting periods of the options, which vest in approximately 50% increments on November 5, 2000 and November 5,

2001. Unigene recognized $398,785 as compensation expense in 2000, and compensation expense of $256,455 in the first nine months of 2001, leaving a balance of $28,493 as deferred stock option compensation.

NOTE I - LEGAL MATTERS

In addition to the arbitration proceedings discussed in Note D, Reseau de Voyage Sterling, Inc. (Reseau) filed suit against Unigene in July 2000. Reseau, which purchased from a third party a warrant to purchase one million shares of Unigene common stock, alleges that Unigene breached a verbal agreement to extend the term of the warrant beyond its expiration date. Reseau is seeking damages of $2 million. We believe that the suit is completely without merit and we intend to continue to vigorously contest this claim.

NOTE J - NEW ACCOUNTING PRONOUNCEMENT

In July 2001, the FASB issued Statement No. 142, Goodwill and Other Intangible Assets. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Unigene is required to adopt the provisions of Statement 142 effective January 1, 2002.

Upon adoption of Statement 142, Unigene will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, Unigene will be required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period. Unigene does not expect the adoption of the pronouncement to have a material effect on its financial statements.

In June 2001, the FASB issued Statement No. 143, Accounting For Asset Retirement Obligations. Statement 143 applies to legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, or development and/or the normal operation of a long-lived asset for certain obligations of lessees. This Statement requires entities to record the fair value of a liability for an asset retirement obligation in the period incurred. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, the company will recognize a gain or loss on settlement. We are required to adopt the provisions of Statement No. 143 beginning January 1, 2003. We have not determined the impact, if any, the adoption of this statement will have on our financial position or results of operations.

In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement establishes an accounting model for impairment or disposal of long-lived assets by sale. Statement 144 is required to be adopted beginning January 1, 2002. We have not determined the impact, if any, the adoption of Statement No. 144 will have on our financial position or results of operation.

                                     Part II

                     Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution

        The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee.............. $ 1,225
Blue Sky fees and expenses.......................................       0
Accounting fees and expenses.....................................   4,000
Legal fees and expenses..........................................   6,000
Registrar and transfer agent's fees and expenses.................   1,000
Printing and engraving expenses..................................       0
Miscellaneous....................................................       0
                                                                   ------
Total expenses................................................... $12,225
                                                                   ======

Item 14.  Indemnification of Directors and Officers

        Article VI of the Registrant's By-laws requires the Registrant to indemnify each of its directors and officers to the extent permitted by the Delaware General Corporation Law ("DGCL"). Section 145 of the DGCL provides that a corporation may indemnify any person, including any officer or director, who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 also provides that a corporation may indemnify any person, including any officer or director, who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper. To the extent that a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation is required under Delaware law to indemnify that person against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

        The Registrant's Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director. However, a director will be liable for any breach of his duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, any transaction from which the director derived an improper personal benefit, or payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.

Item 15.  Recent Sales of Unregistered Securities

        Since September 30, 1998, Unigene has made the following sales of securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"):


        (1) In the quarter ended December 31, 1998, Unigene issued 448,834 shares of Unigene common stock upon the conversion of $502,694 in principal amount of Unigene's 9.5% Convertible Debentures. All of such shares were issued by Unigene without registration in reliance on an exemption under Section 3(a)
(9) of the Securities Act.

        (2) In January 1999, Unigene issued 79,384 shares of Unigene common stock as payment of approximately $101,000 in accrued interest on the 5% Debentures. All of such shares were issued by Unigene without registration in reliance on an exemption under Section 4 (2) of the Securities Act.

        (3) In January 1999, Unigene issued 164,102 shares of Unigene common stock upon the conversion of $200,000 in principal amount of the 5% Debentures. All of the shares were issued by Unigene without registration in reliance on an exemption under Section 3(a)(9) of the Securities Act.

        (4) During the quarter ended June 30, 1999, $1,000,000 in principal amount of the 5% Debentures were converted into (a) 1,457,458 shares of Unigene common stock and (b) warrants, expiring April through June 2004, to purchase an aggregate of 58,298 shares of Unigene common stock at exercise prices ranging from $.78 to $1.15 per share. All of such shares and warrants were issued by Unigene without registration in reliance on an exemption under Section 3(a)(9) of the Securities Act.

        (5) In July 1999, Unigene issued 95,853 shares of Unigene common stock as payment of approximately $90,000 in accrued interest on the 5% Debentures. All of such shares were issued by Unigene without registration in reliance on an exemption under Section 4 (2) of the Securities Act.

        (6) During the quarter ended December 31, 1999, $800,000 of principal amount of the 5% Debentures were converted into (a) 1,906,565 shares of Unigene common stock and (b) warrants, expiring in 2004, to purchase an aggregate of 76,261 shares of Unigene common stock at exercise prices ranging from $.46 to $.60 per share. All of such shares and warrants were issued by Unigene without registration in reliance on an exemption under Section 3(a) (9) of the Securities Act.

        (7) In the quarter ended March 31, 2000, Unigene issued for cash 626,036 shares of Unigene common stock upon the exercise of an equal number of warrants exercisable to purchase one share of Unigene common stock at exercise prices ranging from $1.38 to $2.43 per share. An additional 103,032 shares of Unigene common stock were issued upon the cashless exercise of a total of 141,123 warrants at exercise prices ranging from $.46 to $1.52 per share. All of such shares were issued by Unigene without registration in reliance on an exemption under Section 4 (2) of the Securities Act.

        (8) In the quarter ended June 30, 2000, Unigene issued 56,007 shares of Unigene common stock upon the cashless exercise of a total of 116,666 warrants at exercise prices ranging from $1.38 to $1.44 per share. All of such shares were issued by Unigene without registration in reliance on an exemption under
Section 4 (2) of the Securities Act.

        (9) In the quarter ended September 30, 2000, Unigene issued 95,685 shares of Unigene common stock upon the cashless exercise of a total of 195,834 warrants and options at exercise prices ranging from $1.38 to $1.44 per share. In addition, Unigene issued for cash 224,500 shares of Unigene common stock upon the exercise of warrants at exercise prices ranging from $1.38 to $1.50 per share. All of the shares were issued by Unigene without registration in reliance on an exemption under Section 4 (2) of the Securities Act.

        (10) In the quarter ended December 31, 2000, Unigene issued 8,636 shares of Unigene common stock upon the cashless exercise of a total of 22,000 warrants at an exercise price of $2.00 per share. All of the shares were issued by Unigene without registration in reliance on an exemption under Section 4 (2) of the Securities Act.

        (11) In the quarter ended March 31, 2001, Unigene issued to Fusion 2,000,000 shares of Unigene common stock and a warrant to purchase 1,000,000 shares of Unigene common stock. These securities were issued by Unigene without registration in reliance on an exemption under Section 4 (2) of the Securities Act.

        (12) In the quarter ended June 30, 2001, Unigene sold 1,041,500 shares of common stock to Fusion Capital Fund II, LLC for gross proceeds of $455,290. All of such shares were issued by the Company without registration in reliance on an exemption under Section 4 (2) of the Securities Act of 1933, as amended.

        (13) In the quarter ended September 30, 2001, Unigene sold 1,437,492 shares of common stock to Fusion Capital Fund II, LLC for gross proceeds of $476,076. All of such shares were issued by the Company without registration in reliance on an exemption under Section 4 (2) of the Securities Act of 1933, as amended.

Item 16.  Exhibits and Financial Statement Schedules

        (a)    Exhibits:

   Exhibit
   Number                           Description

    3.1 Certificate of Incorporation of the Registrant and Amendments thereto to July 1, 1986 (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 33-6877 on Form S-1, filed July 1, 1986).

    3.1.1 Amendments to Certificate of Incorporation filed July 29, 1986 and May 22, 1987 (incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration Statement No. 33-6877 on Form S-1, filed July 1, 1986).

    3.1.2 Amendment to Certificate of Incorporation filed August 22, 1997 (incorporated by reference to Exhibit 3.1.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
            1997).

    3.1.3 Amendment to Certificate of Incorporation filed July 18, 2001 (incorporated by reference to Exhibit 3.1.3 of Amendment No.2 to Registrant's Registration Statement No. 333-04557 on Form S-1, filed December 12, 2001).

    3.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

    4.2 Specimen Certificate for Common Stock, par value $.01 per share incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration Statement No. 33-6877 on Form S-1, filed July 1, 1986).

    5.1 Opinion of Covington & Burling, as to the legality of 10,000,000 of the shares of Unigene common stock being registered. **

    10.1 Lease agreement between the Registrant and Fulton Street Associates, dated May 20, 1993 (incorporated by reference to Exhibit 10.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 (File No. 0-16005)).

    10.2 1994 Employee Stock Option Plan (incorporated by reference to the Registrant's Definitive Proxy Statement dated April 28, 1994, which is set forth as Appendix A to Exhibit 28 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993(File No. 0-16005)).

    10.3    Directors Stock Option Plan (incorporated by reference to Exhibit
            10.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 0-16005)).

    10.4 Mortgage and Security Agreement between the Registrant and Jean Levy dated February 10, 1995 (incorporated by reference to Exhibit 10.4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

    10.5 Loan and Security Agreement between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated March 2, 1995 (incorporated by reference to Exhibit 10.5 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

    10.6 Employment Agreement between the Registrant and Warren P. Levy, dated January 1, 2000 (incorporated by reference to Exhibit 10.6 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

    10.7 Employment Agreement between the Registrant and Ronald S. Levy, dated January 1, 2000 (incorporated by reference to Exhibit 10.7 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

    10.8 Employment Agreement between the Registrant and Jay Levy, dated January 1, 2000 (incorporated by reference to Exhibit 10.8 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

    10.9 Split Dollar Agreement dated September 30, 1992 between the Registrant and Warren P. Levy (incorporated by reference to Exhibit
            10.9 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

    10.10 Split Dollar Agreement dated September 30, 1992 between the Registrant and Ronald S. Levy (incorporated by reference to Exhibit
            10.10 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

    10.12 Amendment to Loan Agreement and Security Agreement between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated March 20, 1995 (incorporated by reference to Exhibit 10.12 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

    10.14 Amendment to Loan and Security Agreement between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated June 29, 1995 (incorporated by reference to Exhibit 10.14 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

    10.15 Promissory Note between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated June 29, 1995 (incorporated by reference to
            Exhibit 10.15 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

    10.17 License Agreement, dated as of July 15, 1997, between the Registrant and Warner-Lambert Company (incorporated by reference to Exhibit
            10.1 to the Registrant's Current Report on Form 8-K, dated July 15,
            1997).

    10.19 Purchase Agreement, dated June 29, 1998, between the Registrant and The Tail Wind Fund, Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

    10.20 Registration Rights Agreement, dated June 29, 1998, between the Registrant and The Tail Wind Fund, Ltd. (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

    10.21 Form of Promissory Note between the Registrant and Jay Levy (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

    10.22 Form of Promissory Note between the Registrant and Warren Levy and Ronald Levy (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

    10.23 Amendment to Loan Agreement and Security Agreement between the Registrant and Jay Levy, Warren Levy and Ronald Levy dated June 25, 1999 (incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

    10.24 Amended and Restated Secured Note between the Registrant and Jay Levy dated July 13, 1999 (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

    10.25 Amended and Restated Security Agreement between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated July 13, 1999 (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
            1999).

    10.26   Subordination Agreement between the Registrant and Jay Levy, Warren
            P. Levy and Ronald S. Levy dated July 13, 1999 (incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

    10.27 Mortgage and Security Agreement dated July 13, 1999, between the Registrant and Jay Levy (incorporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

    10.28 $70,000 Secured Note between the Registrant and Jay Levy dated July 30, 1999 (incorporated by reference to Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

    10.29 $200,000 Secured Note between the Registrant and Jay Levy dated August 5, 1999 (incorporated by reference to Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

    10.30 Modification of Mortgage and Security Agreement between the Registrant and Jay Levy dated August 5, 1999 (incorporated by reference to Exhibit 10.7 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

    10.31 Amendment to Security Agreement and Subordination Agreement between the Registrant and Jay Levy, Warren Levy and Ronald Levy dated August 5, 1999 (incorporated by reference to Exhibit 10.8 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

    10.32 Joint Venture Contract between Shijiazhuang Pharmaceutical Group Company, Ltd., and Unigene Laboratories, Inc., dated June 15, 2000 (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, with certain confidential information omitted and filed separately with the Secretary of the Commission).

    10.33 Articles of Association of Shijiazhuang-Unigene Pharmaceutical Corporation Limited, dated June 15, 2000 (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, with certain confidential information omitted and filed separately with the Secretary of the Commission).

    10.34 2000 Stock Option Plan (incorporated by reference to Attachment A to the Registrant's Schedule 14A, dated April 28, 2000, containing the Registrant's Definitive Proxy Statement for its 2000 Annual Meeting of Stockholders (File No. 0-16005)).

    10.35 Common Stock Purchase Agreement, dated May 9, 2001, between the Registrant and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.35 to the Registrant's Registration Statement No. 333-60642 on Form S-1, filed May 10, 2001).

    10.36 Registration Rights Agreement, dated April 23, 2001, between the Registrant and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.36 to the Registrant's Registration Statement No. 333-60642 on Form S-1, filed May 10, 2001).

    10.37 Warrant, dated March 30, 2001, between the Registrant and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.37 to the Registrant's Registration Statement No. 333-60642 on Form S-1, filed May 10, 2001).

    10.38 Patent Security Agreement dated March 13, 2001 between the Registrant and Jay Levy (incorporated by reference to Exhibit 10.38 of Amendment No.2 to Registrant's Registration Statement No. 333-04557 on Form S-1, filed December 12, 2001).

    10.39 First Amendment to Patent Security Agreement dated May 29, 2001 between the Registrant and Jay Levy (incorporated by reference to Exhibit 10.39 of Amendment No.2 to Registrant's Registration Statement No. 333-04557 on Form S-1, filed December 12, 2001).

    10.40 Letter Agreement between Fusion Capital Fund II, LLC and Unigene Laboratories, Inc. dated November 1, 2001 (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

    10.41 Letter Agreement between Fusion Capital Fund II, LLC and Unigene Laboratories, Inc. dated November 26, 2001 (incorporated by reference to Exhibit 10.41 of Amendment No. 2 to Registrant's Registration Statement No. 333-04557 on Form S-1, filed December 12,
            2001).

    23.1    Consent of KPMG LLP.*

    23.2 Consent of Covington & Burling (included in opinion filed as Exhibit 5.1).**

    24.1 Powers of Attorney of Directors of Unigene Laboratories, Inc. (included on signature page)

------------

    *       Filed herewith
   **       To be filed by amendment

    (b)     Financial Statement Schedules

            No financial statement schedules are required.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement."

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, New Jersey, on this 26th day of December 2001.

                                               UNIGENE LABORATORIES, INC.


                                               By:  /s/ Warren P. Levy
                                                    ------------------
                                                    Warren P. Levy
                                                    President


        Each person whose signature appears below hereby constitutes and appoints Warren P. Levy and Ronald S. Levy, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on this 26th day of December 2001 by the persons and in the capacities indicated below.

Signature                            Title
-------------------       ----------------------------

s/ Warren P. Levy         President and Chief Executive
-------------------        Officer (principal executive
   Warren P. Levy            officer) and Director


     /s/ Jay Levy         Treasurer (principal financial
-------------------         and accounting officer)
         Jay Levy

s/ Ronald S. Levy                   Director
-------------------
   Ronald S. Levy

  *                                 Director
-----------------
      Allen Bloom

   *                                Director
-----------------
   Bruce S. Morra
                                    Director
-----------------
 J. Thomas August

* By Power of Attorney

/s/ Warren P. Levy
------------------
Warren P. Levy

                                  EXHIBIT INDEX

Exhibit
Number     Description
------     --------------------------------------------------------------

23.1       Consent of KPMG LLP.